LIMITED LIABILITY COMPANY AGREEMENT

                        PEGASUS GOLD INTERNATIONAL, INC.

                                       AND

                                MINERA ANDES INC.

                                October 23, 1997

                                Table of Contents

                                                                           Page

ARTICLE 1.  DEFINITIONS....................................................-1-

    1.1     "Accounting Procedure".........................................-1-
    1.2     "Act"..........................................................-1-
    1.3     "Affiliate"....................................................-1-
    1.4     "Agreement"....................................................-1-
    1.5     "Area of Interest".............................................-1-
    1.6     "Assets".......................................................-2-
    1.7     "Authorized Person"............................................-2-
    1.8     "Budget".......................................................-2-
    1.9     "Certificate"..................................................-2-
    1.10    "Claims".......................................................-2-
    1.11    "Company"......................................................-2-
    1.13    "Construction Period"..........................................-2-
    1.14    "Continuing Obligations".......................................-2-
    1.15    "Contract Year"................................................-2-
    1.16    "Development"..................................................-2-
    1.17    "Development Area".............................................-2-
    1.18    "Dollars" and "$"..............................................-3-
    1.19    "Environmental Compliance".....................................-3-
    1.20    "Environmental Laws"...........................................-3-
    1.21    "Environmental Liabilities" ...................................-3-
    1.22    "Exploration"..................................................-3-
    1.23    "Exploration Period"...........................................-3-
    1.24    "Feasibility Study"............................................-3-
    1.25    "Initial Contribution".........................................-4-
    1.26    "Initial Contribution Period"..................................-4-
    1.27    "Law" or "Laws" ...............................................-4-
    1.28    "Management Committee".........................................-4-
    1.29    "Managers".....................................................-4-
    1.30    "Member".......................................................-4-
    1.31    "Mining".......................................................-4-
    1.32    "Mining Period"................................................-4-
    1.33    "Non-Operator".................................................-4-
    1.34    "Operations"...................................................-4-
    1.35    "Operator".....................................................-5-
    1.36    "Participating Interest".......................................-5-
    1.37    "Person".......................................................-5-
    1.38    "Production Royalty"...........................................-5-
    1.39    "Products".....................................................-5-

                                        i

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    1.40    "Program"......................................................-5-
    1.41    "Property".....................................................-5-
    1.42    "Successor Company"............................................-5-

ARTICLE 2.  FORMATION OF THE COMPANY
            INFORMATION FOR CERTIFICATE....................................-5-
    2.1     Formation......................................................-5-
    2.2     Name and Principal Place of Business...........................-6-
    2.3     Purposes.......................................................-6-
    2.4     Limitations....................................................-7-
    2.5     Other Business Opportunities...................................-7-
    2.6     Effective Date and Term........................................-7-
    2.7     Termination of Rights to Assets................................-8-
    2.8     Registered Office..............................................-8-
    2.9     Agent for Service of Process...................................-8-

ARTICLE 3.  CONTRIBUTIONS BY MEMBERS.......................................-8-

    3.1     Members' Initial Contributions.................................-8-
            3.1.1     Pegasus' Contribution................................-8-
            3.1.2     Minera Andes' Contribution...........................-8-
                      (1)     Minimum Obligation...........................-8-
                      (2)     Nature of Qualifying Expenses................-9-
    3.2     Withdrawal During Initial Contribution Period..................-9-
            3.2.1     Elective Withdrawal..................................-9-
            3.2.2     Failure to Make Initial Contribution................-10-
    3.3     Additional Cash Contributions.................................-10-

ARTICLE 4.  INTERESTS OF MEMBERS..........................................-10-

    4.1     Initial Participating Interests...............................-10-
    4.2     Changes in Participating Interests............................-10-
    4.3     Voluntary Reduction in Participation..........................-11-
    4.4     Dilution......................................................-11-
    4.5     Rights of Nondiluting Member..................................-12-
    4.6     Adjustment for Actual Expenditures--Restoration of
            Diluted Interests.............................................-12-
    4.7     Default in Making Contributions...............................-12-
    4.8     Conversion to Production Royalty..............................-13-
    4.9     Continuing Rights and Liabilities upon Adjustments of
            Participating Interests.......................................-13-


                                       ii

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ARTICLE 5.  MANAGEMENT COMMITTEE..........................................-13-

    5.1     Organization and Composition..................................-13-
    5.2     Decisions.....................................................-13-
    5.3     Meetings......................................................-13-
    5.4     Action Without Meeting........................................-14-
    5.5     Management Committee Duties...................................-14-
            5.5.1     Matters Requiring Approval..........................-14-
            5.5.2     Matters Requiring Unanimous Approval................-15-

ARTICLE 6.  OPERATOR......................................................-16-

    6.1     Appointment...................................................-16-
    6.2     Powers and Duties of Operator.................................-16-
    6.3     Transactions with Affiliates..................................-19-
    6.4     Standard of Care and Liability................................-19-
    6.5     Compensation of Operator......................................-19-
    6.6     Resignation, Removal or Change of Operator....................-19-
    6.7     Change of Operator--Development...............................-20-
    6.8     Operator's Default and Remedies of Non-Operator...............-20-
            6.8.1     Notice..............................................-20-
            6.8.2     Opportunity to Cure.................................-21-
            6.8.3     Rights of Non-Operator..............................-21-

ARTICLE 7.  PROGRAMS AND BUDGETS..........................................-22-

    7.1     In General....................................................-22-
            7.1.1     Operations Pursuant to Programs and Budgets.........-22-
            7.1.2     Content of Programs and Budgets.....................-22-
            7.1.3     Presentation of Programs and Budgets................-22-
            7.1.4     Budget Overruns; Program Changes....................-22-
            7.1.5     Emergency or Unexpected Expenditures................-23-
    7.2     Initial Contribution Period and Exploration Period............-23-
            7.2.1     Review and Approval.................................-23-
            7.2.2     Minera Andes' Vote Controls During Initial
                      Contribution Period.................................-23-
            7.2.3     Activities During Deadlock--Exploration Period......-23-
            7.2.4     Election to Participate--Exploration Period.........-23-
    7.3     Feasibility Study and Development.............................-24-
            7.3.1     Preparation.........................................-24-
            7.3.2     Nonconsent Study....................................-24-
            7.3.3     Review..............................................-25-
            7.3.4     Notice of Development Proposal......................-25-
            7.3.5     Authorization of Development by Management
                      Committee...........................................-25-

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            7.3.6     Commitments upon Management Committee
                      Authorization.......................................-25-
            7.3.7     Unilateral Development Commitment...................-26-
            7.3.8     Designation of Development Area.....................-27-
            7.3.9     Participation in Development Commitment.............-27-
            7.3.10    Adjustment of Participating Interests...............-27-
            7.3.11    Development Budget and Operations...................-28-
            7.3.12    Restoration of Participating Interest...............-28-
            7.3.13    Cost Increases and Price Declines...................-29-
    7.4     Mining and Operations.........................................-29-
            7.4.1     Review and Approval.................................-29-
            7.4.2     Activities During Deadlock--Mining Period...........-30-

ARTICLE 8.  ACCOUNTS AND SETTLEMENTS......................................-30-

    8.1     Monthly Cash Budget...........................................-30-
    8.2     Cash Calls....................................................-31-
    8.3     Failure to Meet Cash Calls....................................-31-
    8.4     Accounts......................................................-31-
    8.5     Audits........................................................-31-
    8.6     Annual Reports and Records....................................-32-
    8.7     Monthly Report................................................-32-
    8.8     Inspection and Access.........................................-33-
    8.9     Additional Information........................................-33-

ARTICLE 9.  DISPOSITION OF PRODUCTION.....................................-33-

    9.1     Disposition in General........................................-33-
    9.2     Taking in Kind................................................-34-
    9.3     Futures Contracts.............................................-34-

ARTICLE 10. REPRESENTATIONS AND WARRANTIES; TITLE TO ASSETS...............-34-

    10.1    Capacity of Members...........................................-34-
    10.2    Representations and Warranties of Each Member.................-35-
    10.3    Joint Loss of Title...........................................-36-
    10.4    Compliance with Agreements....................................-36-
    10.5    Review of Title...............................................-36-

ARTICLE 11. MEMBERS' DEFAULTS AND REMEDIES................................-37-

    11.1    Events of Default.............................................-37-
    11.2    Notice of Default.............................................-37-
    11.3    Opportunity to Cure...........................................-37-
    11.4    Rights upon Default...........................................-38-

                                       iv

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            11.4.1    Loan................................................-38-
            11.4.2    Dilution............................................-38-
            11.4.3    Termination.........................................-38-
    11.5    Remedies Not Exclusive........................................-38-

ARTICLE 12. CONTRIBUTION TO LIABILITIES...................................-39-

    12.1    Contribution..................................................-39-
    12.2    Indemnification...............................................-39-

ARTICLE 13. TERMINATION...................................................-40-

    13.1    Termination...................................................-40-
            13.1.1    Termination by Agreement............................-40-
            13.1.2    Termination by Withdrawal...........................-40-
            13.1.3    Termination by Completion of Product Development....-40-
            13.1.4    Termination by Elimination of Participating Interest-40-
            13.1.5    Termination by Default..............................-41-
    13.2    Continuing Obligations........................................-41-
    13.3    Disposition of Assets on Termination..........................-41-
    13.4    Termination at Election of Minera Andes During
            Initial Contribution Period...................................-41-
    13.5    Tax Consequences..............................................-41-
    13.6    Noncompete Covenants..........................................-41-
    13.7    Right to Data After Termination...............................-41-
    13.8    Continuing Authority..........................................-42-

ARTICLE 14. ACQUISITIONS WITHIN AREA OF INTEREST..........................-42-

    14.1    General.......................................................-42-
    14.2    Notice to Nonacquiring Member.................................-42-
    14.3    Option Exercised..............................................-42-
    14.4    Option Not Exercised..........................................-43-

ARTICLE 15. ABANDONMENT AND SURRENDER OF PROPERTY.........................-43-

    15.1    During Initial Contribution Period............................-43-
    15.2    Surrender or Abandonment of Property..........................-43-
    15.3    Reacquisition.................................................-43-


                                        v

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ARTICLE 16. TRANSFER OF INTEREST..........................................-44-

    16.1    General.......................................................-44-
    16.2    Limitations on Free Transferability...........................-44-
    16.3    Preemptive Right..............................................-45-
    16.4    Exceptions to Preemptive Right................................-45-
    16.5    Insolvency....................................................-46-

ARTICLE 17. GENERAL PROVISIONS............................................-46-

    17.1    Notices......................................................-46-
    17.2    Waiver........................................................-47-
    17.3    Modification..................................................-47-
    17.4    Force Majeure.................................................-47-
    17.5    Contest of Governmental Regulation............................-48-
    17.6    Governing Law.................................................-48-
    17.7    Dispute Resolution............................................-48-
            17.7.1    Agreement to Arbitrate..............................-48-
            17.7.2    Submission to Arbitration and Selection
                      of Arbitrators......................................-48-
            17.7.3    Arbitration Procedures..............................-49-
            17.7.4    Successor Arbitrators...............................-49-
            17.7.5    Status of Member-Appointed Arbitrators..............-49-
            17.7.6    Cost of Arbitration.................................-49-
    17.8    Further Assurances............................................-49-
    17.9    Survival of Terms and Conditions..............................-50-
    17.10   Confidentiality and Public Statements.........................-50-
    17.11   Entire Agreement; Successors and Assigns......................-51-



Exhibit A   The Property
Exhibit B   Accounting Procedure
Exhibit C   Tax Provisions
Exhibit D   Net Profits Royalty Deed

                       LIMITED LIABILITY COMPANY AGREEMENT


     THIS LIMITED LIABILITY COMPANY AGREEMENT is made as of the 23rd day of October, 1997 (the "Effective Date") by and between PEGASUS GOLD INTERNATIONAL, INC. ("Pegasus"), a Washington corporation authorized to transact business in the Republic of Argentina ("Argentina"), and MINERA ANDES INC., an Alberta corporation ("Minera Andes"), a corporation authorized to transact business in Argentina.

                                    RECITALS

     A. Pegasus owns or leases certain mineral properties in Argentina, which are described in the attached Exhibit A (the "Property").

     B. Minera Andes and Pegasus wish to form a Limited Liability Company to explore, evaluate and develop mineral resources within the Property or any other properties acquired pursuant to this Agreement.

     NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement, Pegasus and Minera Andes agree as follows:

                             ARTICLE 1. DEFINITIONS

     1.1 "Accounting Procedure" means the procedures set forth in Exhibit B.

       1.2 "Act" shall mean the Washington Limited Liability Company Act, codified as Chapter 25.15 of the Revised Code of Washington, including any amendments thereto that become effective after the date hereof.

     1.3 "Affiliate" means any person or entity related to a Member in such a way that either the Member or such person or entity directly or indirectly controls or is controlled by or is under common control with the other. For this purpose, "control" means the power, direct or indirect, to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise.

     1.4 "Agreement" means this Limited Liability Company Agreement, as it may be amended from time to time, together with all exhibits to it.

     1.5 "Area of Interest" means the area within one (1) kilometer from the perimeter of any portion of the Property.

     1.6 "Assets" means the Property, Products and all other real and personal property of the Limited Liability Company, tangible and intangible, held or acquired for the benefit of the Company, including, without limitation, water rights.

     1.7 "Authorized Person" means each of the Members and their authorized representatives and designees, including but not limited to the lenders to a Member or to an Affiliate.

     1.8 "Budget" means a detailed estimate of all costs to be incurred by the Company with respect to a Program and a schedule of cash advances to be made.

     1.9 "Certificate" shall mean the Certificate of Formation described in
Section 2.1, including any amendment to such certificate.

     1.10 "Claims" means those exploration concessions and pending exploitation concessions under the laws of Argentina identified on Exhibit A and any subsequent amendments to that exhibit, including without limitation cateos, manifestations of discovery, minas and estaca minas.

     1.11 "Company" shall mean Arroyo Verde, LLC, a Washington limited liability company.

     1.12 "Company Account" means the account maintained in accordance with the Accounting Procedure showing the charges and credits accruing to the Company.

     1.13 "Construction Period" means the period of time from the approval of a Feasibility Study until completion of the Development activities described in the approved study, as it may be modified from time to time under Section 7.3.

     1.14 "Continuing Obligations" means obligations or responsibilities that are reasonably expected to continue or arise after Operations on a particular area of the Property have ceased or are suspended, such as future monitoring, stabilizing, or Environmental Compliance.

     1.15 "Contract Year" means the year, beginning July 1 and ending June 30.
-------------

     1.16 "Development" means all preparation for the removal and recovery of Products, including the construction, installation or expansion of a mine or mill or any other improvements to be used for the Mining.

     1.17 "Development Area" means a portion of the Property identified by the Management Committee under Section 7.3.4 as the area to be developed pursuant to an approved Feasibility Study.

     1.18 "Dollars" and "$" means lawful currency of the United States of America. ---------------

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     1.19 "Environmental Compliance" means actions performed during or after
Operations to comply with the requirements of all Environmental Laws or contractual commitments related to reclamation of the Property or other compliance with Environmental Laws.

     1.20 "Environmental Laws" means Laws aimed at reclamation or restoration of the Property; abatement of pollution; protection of the environment; protection of wildlife, including endangered species; ensuring public safety from environmental hazards; protection of cultural or historic resources; management, storage or control of hazardous materials and substances; releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances as wastes into the environment, including without limitation, ambient air, surface water and groundwater; and all other Laws relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

     1.21 "Environmental Liabilities" means any and all claims, actions, causes of action, damages, losses, liabilities, obligations, penalties, judgments, amounts paid in settlement, assessments, costs, disbursements, or expenses (including, without limitation, attorneys' fees and costs, experts' fees and costs, and consultants' fees and costs) of any kind or of any nature whatsoever that are asserted against either Member, by any person or entity other than the other Member, alleging liability (including, without limitation, liability for studies, testing or investigatory costs, cleanup costs, response costs, removal costs, remediation costs, containment costs, restoration costs, corrective action costs, closure costs, reclamation costs, natural resource damages, property damages, business losses, personal injuries, penalties or fines) arising out of, based on or resulting from (i) the presence, release, threatened release, discharge or emission into the environment of any hazardous materials or substances existing or arising on, beneath or above the Properties and/or emanating or migrating and/or threatening to emanate or migrate from the Properties to off-site properties; (ii) physical disturbance of the environment; or (iii) the violation or alleged violation of any Environmental Laws.

     1.22 "Exploration" means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of Products.

     1.23 "Exploration Period" means the period of time from the termination of the Initial Contribution Period until approval or deemed approval of a Feasibility Study.

     1.24 "Feasibility Study" means a report to ascertain whether minerals can profitably be extracted, treated and sold in circumstances that would provide long-term return to the Members with due regard to the profitable recovery of low-grade minerals and in a form and level of detail acceptable to a recognized major international bank. Such study shall report on the economic feasibility of establishing a mine on and constructing facilities for removing and processing deposits of Products and shall be prepared and adopted in accordance with
Section 7.3. Such study shall consider, but not be limited to, review of geology, ore reserves, metallurgy, environmental considerations, mining methods, mine capital and operating costs estimates, process flow sheets, process plant capital and operating costs estimates, refining alternatives, surface facilities specifications, surface building requirements, surface utility requirements, surface transportation requirements, surface facilities arrangements, surface mobile and miscellaneous equipment requirements, surface and ancillary facilities capital and operating costs estimates and general personnel requirements.

     1.25 "Initial Contribution" means the contribution each Member agrees to make, or is deemed to have made, pursuant to Section 3.1.

     1.26 "Initial Contribution Period" means the time period from the Effective Date through and including June 30, 2000 or through and including the date upon which Minera Andes completes its Initial Contribution under Section 3.1.2, whichever occurs first, unless this Agreement is sooner terminated.

     1.27 "Law" or "Laws" means all applicable federal, state and local laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature.

     1.28 "Management Committee" means the committee established under Article
5.

     1.29 "Managers" means the Persons designated as the Managers in Section 5.1 and any other person who may become a successor or substitute Manager as provided in Section 5.1.

     1.30 "Member" means each Person who executes this Agreement, and is admitted as a Member in accordance with the terms of this Agreement. Pegasus and Minera Andes are the initial members of the Company.

     1.31 "Mining" means the mining, extracting, producing, handling, milling or other processing of Products.

     1.32 "Mining Period" means the period of time after completion of the Development activities described in an approved Feasibility Study during which Mining occurs on the Property.

     1.33 "Non-Operator" means the Member of the Company, other than the Operator.

     1.34 "Operations" means the activities carried out under this Agreement within the Area of Interest, including Exploration, Development and Mining.

     1.35 "Operator" means the Member designated as Operator under Article 6 of this Agreement, when acting in its capacity as Operator.

     1.36 "Participating Interest" means the respective percentage ownership interests of the Members in the Company as specified and determined under
Article 4. Participating Interests shall be calculated to three decimal places and rounded to two. Decimals of .005 or more shall be rounded up to .01, and decimals of less than .005 shall be rounded down.

     1.37 "Person" shall mean any individual, partnership, corporation, trust, limited liability company or other entity.

     1.38 "Production Royalty" shall mean the 10 percent royalty determined and distributed in accordance with the terms and conditions of the Royalty Deed attached as Exhibit D.

     1.39 "Products" means all ores, dore, slag, bullion or refined material, minerals and mineral resources produced from the Property under this Agreement.

     1.40 "Program" means a description in reasonable detail of Operations to be conducted by the Operator for a designated period, which is adopted by the Management Committee under Article 7.

     1.41 "Property" means those interests in real property, including but not limited to the Claims, described in Exhibit A, and all other interests in real property within the Area of Interest which are acquired or located under this Agreement after the Effective Date.

     1.42 "Successor Company" shall mean a new limited liability company, formed pursuant to an agreement substantially in the form of this Agreement, under
Section 7.3.4.

                       ARTICLE 2. FORMATION OF THE COMPANY
                           INFORMATION FOR CERTIFICATE

     2.1 Formation. Upon execution of this Agreement, Pegasus and Minera Andes shall form the Company by filing a Certificate with the office of the Secretary of State for the State of Washington for the limited purposes set forth in this Agreement. Pegasus and Minera Andes shall organize the Company and shall conduct the Company's business and affairs in a manner consistent with this Agreement, the Act, and the Certificate. Prior to the expiration of the Initial Contribution Period, the Property and Assets contributed to the Company may be held in the name of the contributing Member but shall be held in trust for the benefit of the Company. If the Company continues to conduct business after the end of the Initial Contribution Period, all the Property within the Area of Interest and Assets owned or controlled by the Company shall be held in the Company name and not in the names of the individual Members. Neither Member shall have any individual ownership in such Property except for its property rights as a Member of the Company. All agreements, permits, and transactions shall be executed and performed by the Company in its own name and not in the names of the individual Members; provided, however, that pursuant to Section 6.2.4, all employees shall be employees of the

Operator or one of its Affiliates and not employees of the Company. The Company shall operate in accordance with the terms and conditions of this Agreement.

     2.2 Name and Principal Place of Business. The name of the Company is Arroyo Verde, LLC, and the Operator shall conduct the business of the Company under this name. The principal place of business shall be at offices in the United States as may be designated by the Operator (during the period Minera Andes is the Operator, the offices shall be at the offices of Minera Andes in Spokane, Washington). The principal place of business may be changed from time to time, and other places of business may be established by actions taken in accordance with the provisions of this Agreement governing management of the Company's business and affairs. The Operator shall make any registration required by applicable assumed or fictitious name statutes and similar statutes and qualify and register the Company to do business in Argentina.

     2.3 Purposes. This Company is formed for the following limited purposes:

          2.3.1 To conduct Exploration within the Area of Interest;

          2.3.2 To acquire additional property within the Area of Interest;

          2.3.3 To evaluate and engage in Development and Mining of the Property;

          2.3.4 To acquire by purchase, lease or otherwise all of the Assets necessary to explore, develop and mine Property within the Area of Interest;

          2.3.5 To obtain all permits, licenses, consents and other authorizations necessary or appropriate to carry out Operations;

          2.3.6 To enter into contracts for transportation, smelting, refining, assaying and testing of Products;

          2.3.7 To dispose of Products produced from the Property, to the extent permitted in Article 9;

          2.3.8 To engage in reclamation of the Property and to complete and satisfy all Environmental Compliance obligations and Continuing Obligations affecting the Property; and

          2.3.9 To perform any other Operations or activities necessary, appropriate or incidental to the conduct of the Company as permitted by the Act or the laws of any jurisdiction in which the Company may do business.

     2.4 Limitations. The Company shall have all powers provided for in the Act. However, unless the Members otherwise agree in writing, Operations shall be limited to the purposes stated in Section 2.3, and nothing in this Agreement shall be construed:

          2.4.1 To create a general partnership between the Members;

          2.4.2 To authorize either Member to act as agent for the other Member except as provided in this Agreement;

          2.4.3 To permit either Member to undertake the development of any other property on behalf of the other Member; or

          2.4.4 To permit either Member to undertake the conduct of any other business on behalf of the other Member.

          Except as otherwise specifically provided in this Agreement, a Member shall not have any authority to act for, or to assume any obligation or responsibility on behalf of, the other Member or the Company. Neither Member shall have the right to borrow money or incur obligations on behalf of the Company, to use the credit of the other Member or of the Company for any purpose, or to pledge, assign or otherwise encumber the Assets, except as herein provided, without the prior written consent of the other Member. Each Member shall be responsible only for its obligations under this Agreement and shall be liable only for its share of the costs and expenses as provided in this Agreement.

     2.5 Other Business Opportunities. Except as expressly provided in this Agreement, each Member shall have the right to independently engage in and receive full benefits from business activities, whether or not competitive with Operations of the Company, without consulting the other. The doctrine of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture or operation of either Member, and, except as otherwise provided in Article 14, neither Member shall have any obligation to the other with respect to any opportunity to acquire any property outside the Area of Interest at any time or within the Area of Interest after the termination of this Agreement. Unless otherwise agreed in writing, neither Member shall have any obligation to mill, beneficiate or otherwise treat any Products or the other Member's share of Products in any facility owned or controlled by the other Member.

     2.6 Effective Date and Term. The Effective Date of this Agreement shall be the date first recited above. The term of this Agreement shall commence on the Effective Date and shall continue for twenty (20) years, unless (a) Mining or Environmental Compliance is ongoing, in which case the Agreement shall be extended from year to year so long as Mining or Environmental Compliance continues; or (b) the Agreement is earlier dissolved and terminated by the occurrence of any one of the conditions described in Section 13.1, in which case the Agreement shall continue in force only until all Assets have been salvaged and disposed of and a final accounting has been made between the Parties as provided in Section 13.3.

     2.7 Termination of Rights to Assets. Except as otherwise provided in this Agreement, neither Member shall permit or cause all or any part of its interest in the Assets or the Company to be sold, exchanged, encumbered, surrendered, abandoned, or otherwise terminated.

     2.8 Registered Office. The initial registered office of the Company is as follows:

                     Minera Andes Inc.
                     3303 N. Sullivan Road
                     Spokane, WA 99216
                     Fax: (509) 921-7325
                     Phone: (509) 921-7322

     2.9 Agent for Service of Process. The name and address of the agent for service of process of the Company shall be:

                     Jerry R. Fish
                     Stoel Rives LLP
                     One University Square
                     600 University Street, Suite 3600
                     Seattle, WA 98101-3197
                     Fax: (206) 386-7500
                     Phone: (206) 624-0900

                       ARTICLE 3. CONTRIBUTIONS BY MEMBERS

     3.1 Members' Initial Contributions.

          3.1.1 Pegasus' Contribution. Pegasus' Initial Contribution shall be the contribution of its interest in the Property and all data about the Property in Pegasus' possession. This contribution shall be deemed made upon execution of this Agreement though Pegasus shall continue to hold legal title to the Property in trust for the Company. The value of Pegasus' Initial Contribution shall be deemed to be $ 325,000. During the Initial Contribution Period, Pegasus shall have no obligation to make any additional contributions for Operations, including but not limited to property acquisition.

          3.1.2 Minera Andes' Contribution.

               (1) Minimum Obligation. Minera Andes' Initial Contribution shall be $ 1,300,000, which shall be contributed to the Company as follows:


      Contract Year             Qualifying Expenditures             Cash
      -------------             -----------------------             ----

       1997-1998                 $ 200,000                          $  50,000
       1998-1999                 $ 300,000                          $100,000
       1999-2000                 $ 400,000                          $250,000

Of the above amounts, the Company shall distribute cash payments to Pegasus in the following amounts: (i) on the first anniversary of the Effective Date, $50,000; (ii) on the second anniversary of the Effective Date, $100,000; (iii) on the third anniversary of the Effective Date, $250,000. All other contributions shall be in the form of qualifying expenditures (as described in Section 3.1.2(2)). Qualifying expenditures made by Minera Andes during any Contract Year in excess of the amount set forth above for such Contract Year shall be carried over and credited toward satisfaction of Minera Andes' required expenditures for subsequent Contract Years. If Minera Andes fails to make its minimum contribution, as stated above, in any Contract Year, Minera Andes shall be deemed to have withdrawn and this Agreement shall terminate, as provided in
Section 3.2.2.

               (2) Nature of Qualifying Expenses. Expenditures credited toward Minera Andes' Initial Contribution requirement shall include all direct project costs, leasehold payments and land-related costs, tax payments for cateos, if any, made directly by Pegasus and reimbursed by Minera Andes, costs of locating Claims within the Area of Interest, costs of acquiring any other interest in real property within the Area of Interest that becomes a part of the Property pursuant to Section 14.3 below, and all directly applicable personnel costs, including salaries, benefits and travel costs, but in each case, only to the extent such costs and expenditures are chargeable to the Joint Account in accordance with the provisions of Exhibit B. "Qualifying expenses" shall include any off-site administrative expenses, management fees and insurance costs incurred or charged by Operator during the Initial Contribution Period and subsequently provided that the amount of such expenses during the Initial Contribution Period shall not exceed 5% of all other qualifying expenses during the Initial Contribution Period.

     3.2 Withdrawal During Initial Contribution Period.

          3.2.1 Elective Withdrawal. During the Initial Contribution Period, Minera Andes may elect to withdraw as a Member from the Company and terminate the Agreement upon 30 days' written notice to Pegasus; provided, however, that such elective withdrawal shall not relieve Minera Andes of its obligation to fund and satisfy its share of liabilities to third persons arising out of the Operations conducted prior to Minera Andes' withdrawal and shall not relieve Minera Andes from 100% liability for all contracts unfulfilled at the time of Minera Andes' withdrawal and that were entered into by Minera Andes. Minera Andes shall return the property reclaimed in good condition and in compliance with applicable laws and regulations. If Minera Andes has not incurred qualifying expenditures of $200,000 as of the date of withdrawal, Minera Andes shall pay any shortfall to Pegasus in cash; provided that Minera Andes shall have no obligation to make such payment if Pegasus has breached its title representations and warranties set forth in Section 10.2 and has not cured such default within the time allowed under Section 10.5. Upon withdrawal under this Section 3.2.1 or under 3.2.2 below, Minera Andes shall convey to Pegasus any Assets held in Minera Andes' name or in the name of the Company, including, without limitation, Claims and water rights and all information relating to the Property. Minera Andes' obligations under Article 12 and Section 17.10 shall survive withdrawal.

          3.2.2 Failure to Make Initial Contribution. If Minera Andes fails to make its Initial Contribution for any Contract Year as required by Section 3.1, Minera Andes shall be deemed to have withdrawn from the Company, and this Agreement shall terminate. Upon such event, Minera Andes shall have no further right, title or interest in the Assets of the Company. Minera Andes' withdrawal shall be effective upon such failure, but such withdrawal shall not: (1) relieve Minera Andes of its obligation to the Company to fund Operations in Contract Year 1997-1998 to $ 200,000; or (2) relieve Minera Andes of its responsibility to fund and satisfy its share of liabilities to third persons arising out of the Operations conducted prior to Minera Andes' withdrawal; or (3) relieve Minera Andes from 100% liability for all contracts unfilled at the time of Minera Andes' withdrawal and that were entered into by Minera Andes; or (4) relieve Minera Andes from its obligation to return the property reclaimed in good condition and in compliance with applicable laws and regulations. If Minera Andes has not incurred qualifying expenditures of $200,000 as of the date of withdrawal, Minera Andes shall pay any shortfall to Pegasus in cash; provided that Minera Andes shall have no obligation to make such payment if Pegasus has breached its title representations and warranties set forth in Section 10.2 and has not cured such default within the time allowed under Section 11.3.

          3.3 Additional Cash Contributions. After Minera Andes and Pegasus have completed their Initial Contributions, at the call of the Operator and with the approval of the Management Committee, if required by Section 5.5, the Members shall contribute funds for approved Programs in proportion to their respective Participating Interests, subject to the election permitted under Section 4.3.

                         ARTICLE 4. INTERESTS OF MEMBERS

          4.1 Initial Participating Interests. The Members shall have the following initial Participating Interests:

              Minera Andes           80%
              Pegasus                20%

          4.2 Changes in Participating Interests. A Member's Participating Interest may be changed as follows:

               4.2.1 After the completion of the Initial Contribution Period, upon an election by a Member pursuant to Section 4.3 not to contribute or to contribute less to an approved Program and Budget than the percentage reflected by its Participating Interest; or

               4.2.2 In the event of default by a Member in making its agreed-upon contribution to an approved Program and Budget, followed by an election by the other Member to invoke dilution as a remedy for default under
Section 11.4.2; or

               4.2.3 By conversion to a Production Royalty as provided in
Section 4.8; or

          4.3 Voluntary Reduction in Participation. After the completion of the Initial Contribution Period, a Member may elect to limit its contributions to an approved Program and Budget as follows:

               4.3.1 To some lesser amount than in proportion to its Participating Interest; or

               4.3.2 To no contribution at all for that Contract Year.

               The Participating Interest of that Member electing either Section
4.3.1 or 4.3.2 above shall be adjusted effective July 1 of the Contract Year in which the diluting Member will not make its full share of required contributions. A Member must make its election not to contribute to the next Contract Year's approved Program by written notice to the Operator within 60 days after the Program is approved by the Management Committee under Article 7. Said notice shall describe the portion of the Program that the Member elects not to fund. Failure to provide timely written notice shall be deemed an election to contribute in proportion to the Member's Participating Interest.

          4.4 Dilution. If a Member elects not to contribute or to contribute a lesser amount than in proportion to its Participating Interest, the Participating Interest of that Member shall be adjusted to a percentage obtained by dividing (A) by (B) where

          (A) is the sum of (x), the value of the diluting Member's Initial Contribution, plus (y), the total of the diluting Member's contributions under Section 3.2, plus (z), the amount the diluting Member elects to contribute to the approved Program; and

          (B) is the sum of (r), the value of all the Parties' Initial Contributions, plus (s), the total of all the Parties' contributions under
     Section 3.2, plus (t), the total Budget for the approved Program; and

         then multiplying the quotient by 100 percent.  That is:

         (A) x (100%) =  [(x) + (y) + (z)] x (100%) =    The diluting Member's
         ---              ---------------
         (B)             [(r) + (s) + (t)]               Adjusted Participating
                                                         Interest

The Participating Interest of the nondiluting Member shall then be the difference between 100 percent and the diluting Member's adjusted Participating Interest. The nondiluting Member shall then have the options described in Section 4.5. If the Company expends or incurs obligations of less than 80 percent of the Budget upon which the diluting Member made the election, the diluting Member may restore its Participating Interest pursuant to Section 4.6.

     4.5 Rights of Nondiluting Member. If a Member elects a voluntary reduction in participation under Section 4.3, the nondiluting Member shall have 20 days from the date it receives notice of the election to decide whether it will fund all of the Program and Budget not funded by the diluting Member. The nondiluting Member may choose to: (1) fund the diluting Member's share of the Program and Budget, or (2) propose an alternative Program and Budget. Dilution under Section
4.4 shall occur only if the nondiluting Member chooses (1) above. No dilution shall occur if the nondiluting Member chooses (2) above. Any alternative Program and Budget proposed shall be considered a new program and budget subject to approval under Article 7 and a noncontribution election under Section 4.3.

     4.6 Adjustment for Actual Expenditures--Restoration of Diluted Interests. Within 30 days after the conclusion of a Program and Budget with respect to which a Member's Participating Interest was diluted under Section 4.4, the Operator shall report to the diluting Member the total amount of money expended plus the total obligations incurred by the Operator for the Budget upon which the diluting Member made the election under Section 4.3.

          4.6.1 If the Operator expended or incurred obligations of 80 percent or more of the Budget, the Members' Participating Interests shall not be readjusted.

          4.6.2 If the Operator expended or incurred obligations of less than 80 percent of the Budget, within 30 days of receiving the Operator's report on expenditures, the diluting Member may notify the nondiluting Member of its election to reimburse the nondiluting Member for the diluting Member's proportionate share (at the diluting Member's former Participating Interest) of the actual amount expended or incurred for the Program. The diluting Member shall meet the nondiluting Member's cash calls in addition to its own under
Section 9.2 for the succeeding Contract Years' Programs and Budgets until an amount of cash equivalent to the diluting Member's proportionate share (at the diluting Member's former Participating Interest) of the actual amount expended or incurred for the Program has been contributed. Such reimbursement shall restore and maintain the Participating Interest of the diluting Member that existed prior to the election under Section 4.3. Restoration of the diluting Member's Participating Interest shall be effective as of the date provided in
Section 4.3. If the diluting Member does not elect to restore its Participating Interest, the Members' Participating Interests shall be readjusted pursuant to
Section 4.6.1 above.

     4.7 Default in Making Contributions. Unless a Member makes a timely election under Article 7 and Section 4.3 to not contribute funds to an approved Program and Budget, such Member shall be in default if it fails to contribute and the provisions of Article 11 shall apply.

     4.8 Conversion to Production Royalty. Upon the reduction of its Participating Interest to less than 20 percent, a Member shall be deemed to have withdrawn as a Member from the Company and shall relinquish its entire Participating Interest. Such relinquished Participating Interest shall be deemed to have accrued automatically to the other Member. Upon such relinquishment of a Member's Participating Interest, that Member shall promptly execute assignments and documents to transfer its Participating Interest to the other Member and shall receive a Royalty Deed from the Company substantially in the form attached as Exhibit D. Once a Member's Participating Interest has been reduced to less than 20 percent, that Member shall have no right to elect to reimburse the nondiluting Member under Section 4.6.2 above.

     4.9 Continuing Rights and Liabilities upon Adjustments of Participating Interests. Any reduction of a Member's Participating Interest under this Article 4 shall not relieve such Member of its share of any liability, whether said liability accrues before or after such reduction, arising out of Operations conducted prior to such reduction. For purposes of this Article 4, such Member's share of such liability shall be equal to its Participating Interest at the time such liability was incurred. The increased Participating Interest accruing to a Member as a result of the reduction of the other Member's Participating Interest shall be free of royalties, liens, or other encumbrances arising by, through or under such other Member, other than those existing at the time the Property was acquired or those to which both Members have given their written consent. Any reduction of a Member's Participating Interest shall not affect such Member's right, title, and interest in any work in process as of the date the reduction in Participating Interest is effective.

                         ARTICLE 5. MANAGEMENT COMMITTEE

     5.1 Organization and Composition. The Members shall conduct the Company through a Management Committee, which shall determine overall policies, objectives, procedures, methods, and actions under this Agreement. The Management Committee shall be composed of two Managers appointed by Pegasus and two Managers appointed by Minera Andes. Each Member may appoint one or more alternates to act in the absence of the regular Managers. Any alternate so acting shall be deemed to be a Manager. Appointments shall be made or changed by written notice to the other Member. Each Member may bring such technical and other advisors as it deems appropriate to all Management Committee meetings.

     5.2 Decisions. Each Member, acting through its appointed members, shall have a vote on the Management Committee equal to its Participating Interest, unless otherwise provided in this Agreement. Each Member's vote may be exercised by a Manager appointed by the Member or, in his absence, by his alternate. Except as specifically provided below, decisions made by the Management Committee shall be by majority vote.

     5.3 Meetings. The Management Committee shall hold regular meetings at least semi-annually. Meetings shall be held at any mutually agreed place. The Operator shall give 30 days' notice to the other Member of regular meetings. Either Member may call a special meeting upon 10 days' notice to the other Member. In case of emergency, reasonable notice of a special meeting shall suffice. A quorum for any meeting shall consist of one Manager representing each Member; except that if one Member fails to attend two consecutive properly called meetings for the purpose of preventing any action from being taken at such meeting, then a quorum shall consist of the members representing the other Member, and such Member's vote shall be considered a majority vote for the purposes of the conduct of all business properly noticed and not requiring a unanimous vote. Each meeting notice shall include an itemized agenda prepared by the Operator in the case of a regular meeting, or by the Member calling the meeting in the case of a special meeting, but any matters may be considered if either Member adds the matter to the agenda by notice to the other Member at least 48 hours before the meeting. Each notice shall include a copy of any document as to which action is to be taken. Supplemental information may be requested by either Member. Notice may be waived by the written consent of the Management Committee Managers. The Operator shall prepare minutes of all meetings and shall distribute copies of the minutes to the Members within 30 days after the meeting. Each Member shall return to the Operator signed minutes or specific objections within 20 days of receipt. If the Operator does not receive signed minutes or objections within such period, approval shall be deemed. If an objection to the minutes is received and not resolved by the Members within 30 days, a meeting of the Management Committee shall be called at which time the minutes in dispute shall again be considered and final minutes shall be agreed upon. The minutes, when signed by both Members, shall be the official record of the decisions made by the Management Committee and shall be binding on the Operator and the Members. If personnel employed in Operations are required by the Management Committee to attend a Management Committee meeting, reasonable costs incurred in connection with such attendance shall be Company costs. All other costs shall be paid for by the Members individually.

     5.4 Action Without Meeting. In lieu of meetings, the Management Committee may hold telephone conferences, so long as minutes of such meetings are immediately distributed to the Members and signed by the Managers on the Management Committee. The Management Committee, in lieu of deciding any matter at a meeting or by telephone conference, may act by instrument in writing signed by each Manager on the Management Committee.

     5.5 Management Committee Duties.

          5.5.1 Matters Requiring Approval. Except as otherwise delegated to the Operator in Section 6.2, the Management Committee shall have exclusive authority to determine all management matters related to this Agreement, including but not limited to approving Programs and Budgets and approving plans or standards for distribution of Company cash and selection of the Operator, provided, however, that if a transfer of the Operator's entire interest in the Company is made to an Affiliate under Article 16, the Affiliate may become the Operator without the approval of the Management Committee.

          5.5.2 Matters Requiring Unanimous Approval. The Management Committee shall be responsible for approving the following actions by the Company, all of which shall require the unanimous approval of all members of the Management
Committee:

               (1) Acquisition or disposition of any asset of the Company, the acquisition or disposition of which would materially impair or change the conduct of the ordinary business of the Company as contemplated by this Agreement.

               (2) Acquisition of any interest in real property outside of the Area of Interest or disposition of any portion of the Property within the Area of Interest. (3) Except as provided in Sections 6.2.3 and 6.2.12, a call for contribution from the Members not previously approved as part of a Program and Budget pursuant to Article 7 hereof.

               (4) Any settlement or adjustment of any suit or claim involving Company Assets for an amount in excess of $25,000; provided, however, that a Member withholding consent to any such settlement or adjustment shall be solely responsible for all amounts subsequently paid in settlement, in adjustment or on any judgment of such claim or suit in excess of the amount for which consent was withheld, plus all attorneys' fees incurred by the Company because of such claim or suit after the date consent was withheld.

               (5) Any subsequent changes in the definition of the authority and responsibilities of the Operator described in Section 6.2.

               (6) Approval of any revisions in the Accounting Procedure set forth in Exhibit B.

               (7) Except for Development authorized under Sections 7.3.5 or 7.3.7, the assumption, guarantee or approval of the incurrence of any obligation for borrowed money on behalf of or in the name of the Company (including without limitation (i) any obligation owed for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business, and (ii) any obligation for borrowed money secured by any encumbrance in respect of the Company, even though the Company has not assumed or become liable for the payment of such obligation).

               (8) Except for Development authorized under Sections 7.3.5 or 7.3.7, entering into any lease of personal property on behalf of or in the name of the Company having a term (including without limitation terms of renewal or extension at the option of the lessor or lessee, whether or not such option has been exercised) of more than two years or entering into any lease of property on behalf of or in the name of the Company that in accordance with generally accepted accounting principles should be capitalized on the balance sheet of the Company.

               (9) Making any investment not in the ordinary course of business, whether by stock purchase, capital contribution, loan or advance or by purchase of property or otherwise, on behalf of or in the name of the Company.

               (10) Selling any notes or accounts receivable of the Company with recourse, at a discount or otherwise for less than the fair market value thereof.

               (11) Except pursuant to a Member's right under Section 7.3.2, undertaking a Feasibility Study.

               (12) Except pursuant to a Member's right under Section 7.3.7, commencing Production.

                               ARTICLE 6. OPERATOR

     6.1 Appointment. The Members appoint Minera Andes as the Operator with overall management responsibility for Operations. Minera Andes agrees to serve until it resigns, is replaced, or is deemed to have resigned as provided in
Section 6.6. If Development is authorized under Section 7.3.5, Minera Andes shall be appointed Operator for the designated Development Area under a Successor Limited Liability Company Agreement pursuant to Section 7.3.4 and Minera Andes shall remain the Operator of the Property that has not been designated as a Development Area. If a unilateral Development commitment is deemed approved as provided in Section 7.3.7, then the Member proposing such commitment shall be the Operator for the Development Area designated in the Feasibility Study upon which the commitment is based. If the Operator transfers all or part of its interest in or to the Agreement pursuant to Section 16.1 and following such transfer the Operator's Participating Interest is less than 50 percent (50%), then the Member that is not one of the parties to the transfer shall become the Operator. The Members direct the Operator to perform, and the Operator agrees to perform, the duties of Operator of the Company subject to the terms and conditions of this Agreement. The Members agree that at all times the Operator shall be the agent of the Company for conducting Operations on behalf of the Company and for the performance of such other duties as are imposed on the Operator by the Members under or pursuant to the provisions of this Agreement. The Operator shall consult freely with the Management Committee.

     6.2 Powers and Duties of Operator. Subject to the terms and provisions of this Agreement, and to the supervision and direction of the Management Committee, the Operator shall have the powers and duties to:

          6.2.1 Manage, direct, and control all Operations in accordance with approved Programs and Budgets and in accordance with the other provisions of this Agreement.

          6.2.2 Take all actions, perform all duties and make or incur such expenditures as are required to maintain the titles and interests of the Company in and to the Property, including, without limitation, the payment of all taxes (subject to the provisions of this

Agreement for payment of such taxes by Pegasus during the Initial Contribution Period, with subsequent reimbursement by Minera Andes), royalties, rentals and other amounts required to be paid with respect to the Property.

          6.2.3 Arrange for and carry out Operations on and with respect to the Property, including but not limited to obtaining such competent consultants, technicians, agents and independent contractors as may be required and purchasing and selling such materials, supplies, equipment and services as may be required in connection with Operations and entering into such contracts as may be necessary in connection therewith. As to Operations conducted pursuant to an approved Program and Budget, the Operator may not exceed an approved Budget of less than $1,000,000 by an amount of more than ten percent nor an approved Budget equal to or greater than $1,000,000 by an amount of more than five percent without the prior approval of the Management Committee. Equipment shall be sold by the Operator only if it meets all of the following criteria:

               (1) It is no longer required for Operations; and

               (2) It has a fair market value of $20,000 or less; and

               (3) The fair market value equals or exceeds the net book value of the equipment.

Any other sales of equipment must be specifically approved by the Management Committee as part of a Program and Budget.

          6.2.4 Hire, transfer, or discharge from its own personnel all executive and other employees required for the Company. All employees shall be employees of the Operator or one of its Affiliates and not employees of the Company.

          6.2.5 Locate additional Claims (including without limitation federal and provincial) and acquire additional prospecting sites and maintain and protect the Claims and the Assets in connection with Operations and manage and supervise work, services and other activities to maintain the Property in good standing and, to the extent provided in a Program, perfect Mining rights, including but not limited to acquiring access rights, surface rights, water rights, Claims, leases of Claims, mineral rights and other appurtenant rights and interests necessary for Operations and performing and filing all work required to maintain all Claims under Argentinean (including without limitation federal and provincial) legal requirements.

          6.2.6 Protect the interests of the Members in connection with the valuation by public authorities for tax purposes of the Property and Assets.

          6.2.7 Prepare and file (or cause to be prepared and filed) with governmental authorities all tax and other reports required by law to be filed by either of the Members or the Company and disburse funds for all taxes and other governmental charges, other than taxes on or measured by net income, that are imposed on the Members by virtue of their conduct of the Operations.

          6.2.8 Secure and maintain in full force and effect at all times in financially sound and reputable insurers, for the benefit and at the expense of the Company, (a) all workers' compensation or similar insurance as may be required under the laws of any jurisdiction, (b) public liability insurance in the amount of $2,000,000 for personal injury, death or property damage suffered upon, in or about any premises owned or occupied by the Company or occurring as a result of the ownership, maintenance or operation by the Company of any automobile, truck or other vehicle, or as a result of the use of products manufactured, constructed or sold by the Company, or services rendered by the Company, and (c) such other insurance as required by the Management Committee. Insurance specified in clauses (b) and (c) above shall be maintained in such amounts (and with co-insurance and deductibles) as required by the Management Committee. The Operator shall name the Non-Operator as an additional insured on all policies and shall provide the Non-Operator with certificates of such insurance on the Effective Date, annually thereafter, and at such other times as may be reasonably requested by the Non-Operator.

          6.2.9 Conduct Operations in compliance with all applicable statutes, regulations, and orders of Argentinean governmental bodies (including federal, provincial, and local bodies), including but not limited to those relating to safety requirements, working conditions, workers' compensation, employee benefits, environmental protection and mine reclamation, and secure all licenses, permits and approvals necessary for Operations. The Operator shall not be in default of this provision during any period in which the Operator is in good faith contesting an alleged violation so long as the violation occurred in spite of the Operator's good faith efforts to comply and the Operator timely cures through appropriate performance or payment of assessed fines or penalties.

          6.2.10 Keep full and accurate records and accounts of all transactions entered into on behalf of the Members and of all Company costs and of all funds disbursed by it or under its direction in accordance with the Accounting Procedure.

          6.2.11 Prepare and distribute to each Member reports on Operations and finances in accordance with Article 8.

          6.2.12 Prepare and maintain minutes of all Management Committee meetings and related correspondence.

          6.2.13 In case of emergency, take any action the Operator deems necessary to protect life, limb or property, to protect the Assets or to comply with law or government regulation as provided in Section 7.1.5.

          6.2.14 Notify the Management Committee of any material event or action affecting Operations as soon as possible following such event or action.

          6.2.15 The Operator shall not be in default of its duties under this
Section 6.2 if its failure to perform is caused by the failure of the Non-Operator to perform acts or make contributions required of it by this Agreement.

          6.3 Transactions with Affiliates. If the Operator engages Affiliates to provide services hereunder, it shall do so on terms no less favorable to the Company than would be the case with unrelated persons in arm's-length transactions.

     6.4 Standard of Care and Liability. The Operator shall conduct and manage the Operations and perform all of its obligations as Operator in a workmanlike and commercially reasonable manner in accordance with sound geological, engineering, Mining and processing methods and practices using its prudent business judgment for the benefit of both Members. The Operator shall indemnify and hold each Member and the Company harmless from all losses, claims, damages and liabilities, including attorneys' fees, arising out of any act or omission related to the responsibilities of the Operator that is done or undertaken in bad faith or that results from the willful misconduct or gross negligence of the Operator or breach of this Agreement by the Operator; provided that such indemnity shall not extend to any breach of this Agreement or other matter arising out of an act or omission of the Operator, its employees, contractors or other agents that is judged to be negligence but not gross negligence or willful misconduct.

     6.5 Compensation of Operator. The Members agree that the Operator shall be advanced funds or reimbursed for Company costs as provided in Article 8 and in accordance with the Accounting Procedure (Exhibit B).

     6.6 Resignation, Removal or Change of Operator. The Operator shall be deemed to have resigned from its duties and obligations upon the occurrence of any of the following events:

          6.6.1 On the date 120 days after tender of written notice to the Management Committee of its desire to resign as Operator;

          6.6.2 By transfer of all or part of the Operator's interest in the Company to the Non-Operator or a third party, except as to a transfer to an Affiliate permitted by Section 3.1, which shall not be deemed to be a resignation;

          6.6.3 If the Operator defaults in any of its duties and obligations under this Agreement and does not cure such default or begin to cure such default in accordance with Section 6.8 after receipt of written notice of such default from the Non-Operator;

          6.6.4 By the voluntary or involuntary liquidation, insolvency or termination of the Operator's corporate existence;

          6.6.5 By removal of the Operator by a majority vote of the Management Committee;

          6.6.6 By the elimination under Section 4.8 of the Operator's Participating Interest; or

          6.6.7 By a default of the Operator as a Member pursuant to Section
11.1 that is not cured or begun to be cured, to the extent cure is permitted by this Agreement, in accordance with Section 11.3 after receipt of written notice of such default under Section 11.2.

          In the event the Operator has been deemed to have resigned, the Management Committee may select a new Operator; provided, however, that a non-party to this Agreement may not serve as Operator without the unanimous consent of all Managers on the Management Committee. If the Operator is in default under Section 6.8 below or under Section 11.1, the Non-Operator shall choose the Operator (which can include the Non-Operator itself). The resigning Operator shall not be relieved of its duties sooner than 120 days from the date of resignation, unless the Management Committee, by vote, not including the vote of the Operator, waives this time period in writing.

          The Operator, upon ceasing to act as Operator, shall deliver to its successor custody of all Assets, including but not limited to the real and personal property records and books. A successor Operator shall have the rights and obligations of the Operator pursuant to this Agreement.

     6.7 Change of Operator--Development. If a unilateral Development commitment is made under Section 7.3.7, the Operator shall change as provided in Section
6.1. The existing Operator shall deliver to the new Operator all Assets, including but not limited to the real and personal property records and books, as they relate to the Development Area. The new Operator shall be responsible for preparing the Development Program and Budget pursuant to Section 7.3.12.

     6.8 Operator's Default and Remedies of Non-Operator.

          6.8.1 Notice. Failure of the Operator to perform any material obligation imposed upon it under this Article 6 shall constitute an event of default by the Operator in its capacity as Operator. The Non-Operator shall have the right to give the Operator a Notice of Default, which shall be in writing, shall set forth the nature of the default, and shall, if the default is curable, set forth the date by which such default must be cured or by which such cure shall be initiated, which date shall be at least 30 days after receipt of Notice of Default, except in the case of a failure to make payments to third parties, in which case the date shall be 10 days after receipt of such Notice of Default and except as to Sections 6.6.2, 6.6.4, and 6.6.6, as to which there will be no cure period. Failure of the Non-Operator to give any such notice shall not release the Operator from any of its obligations under this Agreement.

          6.8.2 Opportunity to Cure. If within 30 days after receipt of the Notice of Default (or 10 days if the default is a failure to make payments to third parties) the Operator cures such default, or if the failure is one that cannot be corrected within 30 days but can be corrected within a reasonable period of time and the Operator begins correction of such failure to perform within such 30 days and continues corrective efforts with reasonable diligence until a cure is effected, the Notice of Default shall be inoperative, and the Operator shall lose no rights hereunder. If, within such specified period, the Operator does not cure such default, or if within such specified period the Operator notifies the Non-Operator that it disputes the existence of the alleged default and the Operator shall not have commenced correction of the default within a specified period after a final nonappealable decision by a court of law that the Operator was in default, the Non-Operator at the expiration of such period, or upon notice where no cure period is allowed, shall have the rights hereinafter specified.

          6.8.3 Rights of Non-Operator. If the Operator within said 30-day period (or 10-day period) does not cure such default or begin to cure such default, the Operator shall be deemed to have resigned pursuant to Section 6.6.3 and shall be replaced as provided in Section 6.6. The Non-Operator may seek to recover any damages sustained as a result of the Operator's breach of its obligations hereunder. The Operator shall be and remain liable for any and all damages sustained by the Non-Operator as a result of any such breach of its obligations hereunder, except that no default by the Operator shall affect its rights and obligations hereunder as a Member (the Non-Operator may also seek any other remedy now or hereafter provided at law or in equity including the right to specific performance) and each and every power and remedy of the Non-Operator may be exercised from time to time and simultaneously and as often and in such order as the Non-Operator may deem expedient. All such powers and remedies shall be cumulative, and the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission in the exercise of any such power or remedy shall impair any such power or remedy or shall be construed to be a waiver of any default or an acquiescence in such default.

                         ARTICLE 7. PROGRAMS AND BUDGETS

     7.1 In General.

          7.1.1 Operations Pursuant to Programs and Budgets. Operations shall be conducted, expenses shall be incurred, and Assets shall be acquired only pursuant to approved Programs and Budgets.

          7.1.2 Content of Programs and Budgets. Each annual Program and Budget shall describe in reasonable detail the full nature and extent of the proposed Operations, including, if applicable to that Contract Year, geologic research and reconnaissance to be undertaken; real property acquisition proposals; proposed drilling activities; proposed regulatory permit applications; proposed engineering studies and Mining and Construction plans; a long-range plan for the Mining of all minable reserves that logically would be mined at the same time or in sequence with the first scheduled mine under good mining practices; the kind and capacity of any plant or milling facilities to be acquired or constructed; a plan for refining of mineral concentrates; and the estimated period of time required to complete the proposed Operations. The Program and Budget shall also include, if applicable, all anticipated costs and expenses, including but not limited to operation and maintenance expenditures, capital expenditures, working capital requirements, a statement of expected cash calls and the annual and other rentals, filing fees or other payments required to maintain the Property in good standing during the Contract Year, and all anticipated distributions of Products. Each request for funds to acquire capital items shall include a detailed description of such items, including but not limited to equipment or construction specifications. If applicable, each Program and Budget shall also include monthly production schedules and forecasts, cost estimates and budgets in sufficient detail to accord with industry standards. The Program and Budget for the first year of the term of this Agreement is attached hereto as Exhibit E.

          7.1.3 Presentation of Programs and Budgets. Proposed Programs and Budgets shall be prepared by the Operator and shall be for one Contract Year except that the Program and Budget for Development may extend over several years.

          7.1.4 Budget Overruns; Program Changes. The Operator shall immediately notify the Management Committee of any material departure from an approved Program and Budget. If the Operator exceeds an approved Budget of less than $1,000,000 by more than ten percent, or an approved Budget equal to or greater than $1,000,000 by more than five percent, then the excess over such percentage, unless directly caused by an emergency or unexpected expenditure made pursuant to Section 7.1.5 or unless otherwise authorized by the Management Committee, shall be for the sole account of the Operator and such excess shall not be included in the calculation of the Participating Interests pursuant to Section
4.4. Budget overruns of less than the above percentages shall be borne by the Company as of the beginning of the Contract Year covered by the then current Program and Budget.

          7.1.5 Emergency or Unexpected Expenditures. In case of emergency, the Operator may take any action it deems necessary to protect life, limb or property, to protect the Assets, or to comply with law or government regulation. In the case of an emergency, the Operator shall promptly notify the Members of the emergency by telephone, telex, or other electronic communication, and the Operator shall be reimbursed therefor by the Members in proportion to each Member's respective Participating Interest as of the beginning of the Contract Year covered by the then current Program and Budget.

     7.2 Initial Contribution Period and Exploration Period.

          7.2.1 Review and Approval. The Operator shall, on or before May 15 of each year during the Initial Contribution Period and the Exploration Period, submit in writing to each Manager on the Management Committee a proposed Program for Operations during the next Contract Year. During the Exploration Period, semi-annual Management Committee meetings shall be held during the first week of September and the first week of April. Within 10 days after receipt of the Operator's proposed Program and Budget, the Non-Operator may propose modifications to the Operator's proposal or alternatives to the proposed Program and Budget. At the annual meeting, the Management Committee shall consider the proposed Program and Budget and any suggested modifications or alternatives. If the Non-Operator proposes a modification or alternative, then the Management Committee shall seek to develop a Program and Budget acceptable to both Members. The Management Committee shall then vote to approve or reject a Program and Budget.

          7.2.2 Minera Andes' Vote Controls During Initial Contribution Period. During the Initial Contribution Period, the vote of Minera Andes on Programs and Budgets shall be controlling, subject to the provisions of Section 5.5.2 on matters requiring unanimous approval; provided, that (a) if the Initial Contribution will be completed before the Program and Budget for that Contract Year is completed, Pegasus shall have full voting rights on any expenditures beyond those required to complete the Initial Contribution; and (b) a Program and Budget for the accomplishment of Development under an approved Feasibility Study shall be approved only as set forth in Section 7.3.5.

          7.2.3 Activities During Deadlock--Exploration Period. If the Management Committee for any reason fails to approve a Program and Budget on or before July 1 of any Contract Year during the Exploration Period, the then-proposed or alternative Program and Budget (whether submitted by the Operator or another Member) proposing the larger Exploration Budget shall be deemed to be approved.

          7.2.4 Election to Participate--Exploration Period. By notice to the Management Committee within 30 days after the final vote approving a Program and Budget by the Management Committee during the Exploration Period, a Member may elect to contribute to such Program and Budget:

               (1) In proportion to its Participating Interest as of the beginning of the Contract Year covered thereby; or

               (2) To some lesser extent than in proportion to its Participating Interest; or

               (3) Not at all, as provided in Section 4.3.

If a Member elects (2) or (3) above, the Members' Participating Interests shall be adjusted pursuant to Section 4.4.

          If within such 30-day period a Member fails to notify the Management Committee in writing of an election not to contribute to a Program and Budget, such Member shall be deemed to have agreed to contribute funds to such Program and Budget in proportion to its Participating Interest.

     7.3 Feasibility Study and Development.

          7.3.1 Preparation. At the request of the Management Committee, or at the request of either Member and with the approval of the Management Committee, the Operator shall conduct or have conducted a Feasibility Study as a part of an approved Program and Budget and upon conclusion submit a written report to the Management Committee evaluating the commercial potential of any mineral deposit lying in one or more areas within the Property. A Feasibility Study will conclude with a recommendation to commence Development, conduct further Exploration, or take such other action as the preparer deems appropriate. The cost of preparing such study shall be charged to the Company Account.

          7.3.2 Nonconsent Study. If either Member requests the Management Committee to direct the Operator to prepare a Feasibility Study when, in the reasonable, good faith opinion of such Member, sufficient geological and metallurgical testing has been completed to justify preparation of a Feasibility Study, and if the Management Committee fails or refuses to direct that such study be prepared, then that Member may prepare and submit a Feasibility Study to the Management Committee, which shall be referred to as a "nonconsent study." The cost of preparing such study shall be for the account of the Member preparing the study, unless the Development proposed by the study is subsequently authorized by the Management Committee, in which event 150% of the cost of preparing such study shall be paid to such Member and charged to the Joint Account. If the other Member chooses not to contribute at all to Operations under a nonconsent Feasibility Study that is authorized or deemed authorized, 150% of the cost of preparing the Feasibility Study shall be added to the denominator of the formula in Section 4.4 in calculating the noncontributing Member's adjusted Participating Interest pursuant to Section 7.3.9(2).

          7.3.3 Review. The first Feasibility Study submitted shall be designated the "initial Feasibility Study," whether prepared under Section 7.3.1 or 7.3.2. Within 90 days after submission of the initial Feasibility Study, the Member that did not prepare it may prepare or have prepared an alternative Feasibility Study, which shall be presented to the Management Committee within such 90-day period. The cost of preparing such study shall be for the account of the Member preparing the study, unless the Development proposed by the study is subsequently authorized by the Management Committee, in which event 150% of the cost of preparing such study shall be paid to such Member and charged to the Joint Account. Any such alternative Feasibility Study shall be considered by the Management Committee along with the initial Feasibility Study. The Management Committee shall also have the right to direct the Operator to perform additional work or to otherwise revise any Feasibility Study. If the initial Feasibility Study or any alternative Feasibility Study recommends that Development commence, the Management Committee will meet within 180 days after submission of the initial Feasibility Study and consider whether to authorize such Development pursuant to Section 7.3.6.

          7.3.4 Notice of Development Proposal. If a Feasibility Study or any alternative Feasibility Study recommends that Development commence, any Member may request the Management Committee to commence Development on a proposed Development Area if:

               (1) Notice of the request is furnished to each Member at least 45 days before the meeting of the Management Committee at which the request is to be considered; and

               (2) If such Feasibility Study was completed more than one year before the date of such meeting, an addendum, prepared as of a date not more than 90 days before the date of such meeting, updating all information contained in the Feasibility Study affected by the time delay has been distributed to all Members.

          7.3.5 Authorization of Development by Management Committee. The Management Committee will meet and consider any request made under Section 7.3.4 or any Feasibility Study recommending Development proposed under Section 7.3.3 and may, if Members holding not less than 75 percent of total Participating Interests concur, authorize Development, provided that unless the Management Committee otherwise determines, the Development so approved will require commencement of construction within one year's time and will be based upon a timetable for completion of Development within four years' time. Prompt notice of such authorization will be given to each Member that did not vote in favor of Development.

          7.3.6 Commitments upon Management Committee Authorization. Each Member that votes in favor of commencing Development will be deemed to have committed to participate in placing the Development Area into production at a rate of participation not less than its Participating Interest plus, pro rata to its share of the Participating Interests of the Members that joined in the authorization, a proportionate amount of the Participating Interest of any Member that, having voted against the Development authorized under Section 7.3.5, elects not to participate, or to participate at a reduced rate, but not less, in any event, than a 20 percent Participating Interest.

          7.3.7 Unilateral Development Commitment. Any Member holding not less than a 20 percent Participating Interest may commit to Development of a proposed Development Area if:

               (1) Within six months before the date of the commitment, authorization of Development on the proposed Development Area was considered by the Management Committee pursuant to Section 7.3.5, but was not given;

               (2) The commitment contains (i) an undertaking by it, alone or with one or more other Members, to commence Development within one year's time,
(ii) a timetable for completion of Development, which will be not more than four years from the date of commitment, and (iii) the budget for such Development;

               (3) If any Feasibility Study that recommended Development commence was completed more than one year before the date of such commitment, an addendum thereto, prepared as of a date not more than 90 days before the date of such commitment, updating all information contained in the Feasibility Study affected by the time delay has been distributed to all Members; and

               (4) There is furnished to all Members a commitment letter from one or more banks confirming that on the basis of such Feasibility Study such bank or banks will lend to the Members on a project finance basis, and at prevailing interest rates for major construction projects in Argentina, amounts, to be secured by first mortgage liens on the interests of the Members in the Development Area, aggregating not less than 90 percent of the capital cost to place the Property into production and that no deficiency or other guarantees will be required except for completion guarantees providing for overrun financing and timely completion of the project on terms customarily contained in project finance completion guarantees.

               If more than one Member makes a unilateral commitment to Development of a proposed Development Area, the commitment proposing the larger budget shall be the commitment to which other Members subscribe, as provided below.

               The commitment will be delivered to all Members, and upon delivery each Member subscribing will, subject to Section 7.3.10, be obliged, subject to force majeure, to place the proposed Development Area into production in accordance with the Feasibility Study and the timetable for completion submitted to the Members, but nothing will oblige any Member to borrow from or give security to any person, including any bank referred to in subsection (d) above.

          7.3.8 Designation of Development Area. If Development is authorized under Section 7.3.5 or if Development is deemed to be authorized under Section 7.3.7, then the Management Committee shall designate part of the Property covered by such study as a Development Area. If any Development Area is designated that includes less than all of the Property, this Agreement shall be modified to exclude the Development Area. After completion of the Initial Contribution Period, each Development Area designated shall be transferred to a Successor Company, the interests in which shall be distributed to the Members according to their respective Participating Interests in this Agreement as of the date of distribution. The Members shall execute, with respect to the Successor Company, a limited liability company agreement substantially in the form of this Agreement and agree upon a method of allocating the total income and expenses under this Agreement between the Company and each Successor Company. The Operator shall serve as operator for the Successor Company. If a Development Area appears likely to be the only or the last Development Area to be designated within the Area of Interest, it shall not be contributed to a Successor Company but shall be developed under the terms of this Agreement. Then, if another Development Area is later designated, it shall be contributed to a Successor Company.

          7.3.9 Participation in Development Commitment. In case of

               (1) Development authorized under Section 7.3.5, each Member that did not vote in favor will, during a period of 120-days after the authorization; or

               (2) A unilateral Development commitment under Section 7.3.7, each Member other than Members referred to in subsection 7.3.7(2) will, during a period of 120- days after delivery of such commitment;

have the right, subject to Section 7.3.10, to elect to participate in such Development, either at the rate of its Participating Interest or at a reduced rate, but not less, in any event, than a 20 percent Participating Interest. When a reduced rate of participation is elected, the Member must contribute to all expenditures in proportion to the Participating Interest then elected, but if the Member's Participating Interest is reduced to less than 20 percent, Section
4.8 will apply. A Member that fails to make any timely election under this
Section 7.3.9 will be deemed to have elected not to participate in the proposed Development.

          7.3.10 Adjustment of Participating Interests. If fewer than all Members elect to participate in Development under Section 7.3.6 or 7.3.9, the Members that voted in favor of Development under Section 7.3.5, or that joined in the commitment pursuant to Section 7.3.7, as the case may be, will, pro rata to their Participating Interests, increase their respective Participating Interests in the Development Program and Budget for the implementation of the Feasibility Study such that the Participating Interests in such Program and Budget of all Members will total 100 percent.

          7.3.11 Development Budget and Operations. As soon as reasonably practicable after Development is authorized or deemed authorized under Sections
7.3.6 or 7.3.9, and in no event later than 30 days prior to commencement of Development work, the Operator shall submit to the Management Committee: (a) a Program and Budget, based upon the Feasibility Study, for the accomplishment of the Development together with a Program and Budget for the period commencing on the date of such submission and ending on the next following June 30, and (b) long-term projections with respect to development, construction, maintenance and operation of the project. At any time prior to commencement of Development, the Management Committee shall have the right, with unanimous consent and upon consultation with the Operator, to make revisions in such Development Program and Budget that are not at substantial variance with the Feasibility Study. At the time of submission of the Program and Budget as provided above, the Operator shall report on bids obtained for accomplishment of the Development work (i.e., plant construction, major equipment purchases, etc.).

          On or before April 25 of each year during the Construction Period, the Operator shall submit to the Management Committee a proposed Program and Budget for the following Contract Year, together with any necessary revisions to the long-term projections with respect to development, construction, maintenance and operation of the project. The Operator shall call a meeting of the Management Committee not earlier than May 20 and no later than June 15 of each year for the purpose of considering the Program and Budget. Such Program and Budget, as modified and approved by the Management Committee, shall constitute the Program and

Budget for the Company for the following Contract Year. All Members shall contribute in proportion to their respective Participating Interest. As provided in Sections 7.3.6 and 7.3.9, once a Member elects to participate in Development to any extent, it shall be liable to contribute to all costs and obligations of Development to the extent of its initial election with no further elections or opportunity to reduce its Participating Interest until Mining commences, except as provided in Section 7.3.13.

          7.3.12 Restoration of Participating Interest.

               (1) If one Member elects to reduce its participation in Development under Section 7.3.6 or 7.3.9 and has its Participating Interest adjusted pursuant to Section 4.4, and if the nondiluting Member has not commenced Development consistent with the Feasibility Study within one year from the effective date of the adjustment of the diluting Member's Participating Interest, then the Participating Interest of the diluting Member shall be restored to its level before the adjustment, effective as of the effective date of the first adjustment. No further work shall be conducted, except to maintain and protect the Property, until a new or revised Feasibility Study has been prepared and Development has been authorized pursuant to this Section 7.3. As used in this Section 7.3.12, the phrase "commence Development" shall mean expending and contractually committing to expend either (i) 50 percent of the first 12 months' Development Budget or (ii) ten percent of the total cost of Development as projected in the approved Feasibility Study.

               (2) If the nondiluting Member timely commences Development but later ceases Development prior to completion, and such cessation continues for more than six months, exclusive of any period of cessation attributable to force majeure, the nondiluting Member shall not resume Development, except to maintain and protect the Property, until a new or revised Feasibility Study has been prepared and Development has been authorized pursuant to this Section 7.3. The diluting Member's Participating Interest shall be restored to its level prior to the adjustment based on the Feasibility Study just abandoned.

               (3) If a new or revised Feasibility Study is prepared and approved following a failure to commence or a cessation of Development under
Section 7.3.12(1) or 7.3.12(2) above, any amounts paid by the nondiluting Member under the earlier Feasibility Study for Development prior to cessation that are of benefit to the Operations under the new Feasibility Study as determined by the Management Committee shall be credited to the nondiluting Member's account, and that Member shall have no obligation to bear any further costs until the amounts spent by the Members on all Development (under either Feasibility Study) are in proportion to their Participating Interests.

          7.3.13 Cost Increases and Price Declines. If bids submitted for Development work result in cost increases of more than 25 percent above the approved Feasibility Study estimates, or if the spot price of the commodity planned to be developed drops more than 25 percent below the previous Contract Year's average price for a period of 180 days or more, the Operator shall immediately notify the Management Committee in writing. The Management

Committee shall hold a meeting within 30 days of the Operator's notice and decide by majority vote what action should be taken in response to the cost increase or price decline. If the Management Committee decides to continue with Development, each Member shall have the right, for a period of 45 days following the Management Committee decision, to reconsider its participation under Sections 7.3.6 or 7.3.9. Failure to elect one of the options under such sections within such time shall bind the Member to participate at its Participating Interest. No right to reconsider a Member's election shall exist once Development is continued or commences, unless subsequent cumulative cost increases by an additional 25 percent of the approved Feasibility Study estimates or spot price declines an additional ten percent for a period of 180 days or more. If the Management Committee fails to approve continued Development, then a Program and Budget sufficient to maintain the Members' interest in the Agreement, and no more, shall be prepared by the Operator and shall be deemed approved by the Management Committee for the next Contract Year.

     7.4 Mining and Operations.

          7.4.1 Review and Approval. As soon as practicable after completion of the Development, the Operator shall submit to the Management Committee a proposed Mining Program and Budget for the period commencing on the date of such submission and ending on the next following June 30. On or before April 25 of each year after the commencement of Mining, the Operator shall submit to the Management Committee a proposed Program and Budget for the following Contract Year. The Management Committee shall call a meeting of the Management Committee for not earlier than May 20 and no later than May 25 of such Contract Year for the purpose of considering such Program and Budget. Such Program and Budget, as modified and approved by the Management Committee, shall constitute the Program and Budget for the following Contract Year. All Members shall contribute in proportion to their Participating Interests.

          If the Operator fails to submit a Program and Budget by May 25 of any Contract Year during Mining Operations, or if the Management Committee fails to approve a Program and Budget submitted by the Operator, then any Member holding at least a 20 percent Participating Interest shall have the right to submit to the Management Committee a Program and Budget on or before June 20 of such Contract Year or within 30 days of any Management Committee rejection of the Operator's proposed Program and Budget, whichever is later. If the Management Committee approves any such Program and Budget, it shall become the Mining Program for the following Contract Year.

          Unless otherwise agreed by the Management Committee, the rate of production under the first Mining Program and Budget shall be the standard rate of production set forth in the final Feasibility Study. The rate of production for each subsequent Contract Year shall be determined by the Management Committee at the time of approval of the annual Program and Budget for that Contract Year.

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
          7.4.2 Activities During Deadlock--Mining Period. If the Management Committee fails to approve any Program and Budget by June 1 of any Contract Year, then the proposed Program and Budget (whether submitted by the Operator or another Member) proposing the larger Mining Budget shall be deemed to be approved.

                       ARTICLE 8. ACCOUNTS AND SETTLEMENTS

     8.1 Monthly Cash Budget. The Operator shall promptly submit to the Members monthly statements of account reflecting in reasonable detail the charges and credits to the Company Account. The monthly statement shall show:

          8.1.1 The estimated amount that will be required to be contributed during the succeeding calendar month (or such longer period as may be determined by the Management Committee) for the approved Program and Budget;

          8.1.2 The extent, if any, to which said amount may be satisfied by funds (in excess of a proper amount of Company working capital) previously furnished to the Operator under this Agreement;

          8.1.3 Credits, if any, to the Company, including those arising from adjustment of accruals to actual expenditures; and

          8.1.4 A summary of the Operator's activities and the results of such activity.

          The monthly cash budget shall include an amount to cover the monthly general expenses of the Operator, an amount to cover the anticipated expenditures during the succeeding month for approved Operations and an amount required to maintain working capital (in accordance with Section 8.2), all in accordance with Exhibit B.

     8.2 Cash Calls. After the end of the Initial Contribution Period, the Operator shall submit to each Member, prior to the last day of each month, a billing for estimated cash requirements for the next month. The billings shall be reconciled to the monthly statement provided for in Section 8.1. The billing shall, if appropriate, include adjustments for any excess or deficiency arising from any differences between estimated and actual costs. Within 15 days after receipt of each billing, each Member shall advance to the Operator its proportionate share of the estimated amount, based on Participating Interests. Time is of the essence of payment of such billings. The Operator shall at all times maintain a cash balance approximately equal to the rate of disbursement for up to 45 days.

     8.3 Failure to Meet Cash Calls. A Member that fails to meet cash calls in the amount and at the times specified in Section 8.2 shall be in default. The nondefaulting Member shall have those rights, remedies and elections specified in Section 4.5 and Article 11.

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
     8.4 Accounts. The Operator shall maintain at its offices complete financial books and records, on the accrual basis for financial reporting, in accordance with the Accounting Procedure and generally accepted accounting principles, showing all costs, expenditures, sales, receipts, disbursements, assets and liabilities, and profits and losses. These accounts shall include general ledgers and supporting and subsidiary journals, invoices, checks, and other customary documentation. The Operator shall also maintain at such offices all other records necessary, convenient or incidental to the recording of the Company's affairs. The accounts shall be retained for the duration of the period allowed the Members for audit or the period required by the Internal Revenue Code or by the needs of either Member. All such books of account and other records of the Company may be examined and copies thereof made by any Authorized Person, all at such reasonable times as the Authorized Person may upon reasonable notice request.

     8.5 Audits. Any Member and any Authorized Person may, upon reasonable notice, at its sole expense and at reasonable times, inspect, examine and audit the accounts and records of Operations under this Agreement. All written exceptions to and claims upon the Operator for discrepancies disclosed by such audit shall be made within the 12-month period after such an audit is made available to the Members. Following the Exploration Period, the annual accounting and financial records shall be audited within three months after the end of each Contract Year by a firm of independent certified public accountants of national reputation selected by the Operator. Upon prior written notice from the Operator to the other Members, the Operator may use a firm of accountants that is otherwise performing audit services for the Operator or its Affiliates unless within 10 days after such notice is mailed by the Operator another Member makes reasonable objection to the use of such accountants. The cost of such audit shall be borne by the Company. Upon the request of the Non-Operator, the Operator shall provide a detailed accounting reconciling beginning and ending balances in any of the Company accounts. In addition, the Operator shall promptly deliver to the Non-Operator a copy of any report as to material inadequacies in accounting controls (including reports as to the absence of any inadequacies) submitted by the independent public accountants in connection with any audit of the Company. The Non-Operator may make written exception to and claim upon the Operator for any discrepancies disclosed by such audit within a reasonable time after the delivery of the audit report. The Operator shall retain all documents and invoices pertaining to charges and credits to the Company Account for a period of not less than 24 months after the end of the Contract Year in which such charges and credits take place or until the Non-Operator's exceptions have been satisfied, whichever is the longer. The Non-Operator and any Authorized Person shall have the right to at any time meet with and discuss the affairs, finances and accounts of the Company with the independent public accountants conducting any such audit. Any disputes arising out of audits shall be addressed promptly by the Management Committee at a meeting called for such purpose. If the Management Committee fails to resolve such dispute to the satisfaction of all Members, then they shall be left with all of their remedies at law and equity and all of their remedies under the Agreement.

     8.6 Annual Reports and Records. By May 15 of each Contract Year, the Operator shall furnish to each of the Members a detailed report on the activities of the Company during

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that Contract Year, reporting the results of all Operations, including but not limited to copies of all geologic maps, drill hole analysis data, assay reports, and the Operator's recommended long-term and short-term plans. Within three months after the end of each Contract Year, the Operator shall furnish to each of the Members an annual Company financial statement, which shall include statements of income, changes in financial position, and balance sheets for the Contract Year then ended and any additional information that the Members may reasonably require.

     8.7 Monthly Report. On or before the 20th day of each month, the Operator shall prepare and submit to the Members a monthly report showing the actual results of Operations for the preceding month in sufficient detail for computation and monitoring of all phases of Operations, including but not limited to, as applicable, the following: maintenance costs by unit, detailed ore production reports, labor costs by category, drifting costs, costs per ton of ore, costs per ton of waste, processing costs, work in process, summaries of all geological results, including without limitation, and if applicable, copies of all geological maps, drill hole analysis data, assay reports, and the Operator's recommended long-term and short-term plans. The report shall also include other information consistent with generally accepted accounting principles and cost accounting procedures consistent with standards in the industry. The monthly report shall include comparative actual to budget information, anticipated Operations over the next six months with notations of any material events, and explanation of any significant differences between actual results and those budgeted or previously forecast.

     8.8 Inspection and Access. Both Members or any Authorized Person shall be entitled to enter upon the Area of Interest at any and all reasonable times, after reasonable advance notice, at the respective Member's sole risk and expense, to inspect the Assets and Operations. The Members or any Authorized Person shall also be permitted, at any and all reasonable times, to inspect and copy the Operator's books, records and data pertaining to the Company.

     8.9 Additional Information. Each Company or its Authorized Person shall have the right to discuss the affairs, finances, and accounts of the Company with the officers and employees of the Operator. The Operator shall, in addition to the foregoing, make available to the Non-Operator and its Authorized Person such other information relating to the affairs of the Company (including such information as may be within the knowledge of the Operator concerning the Development, Construction, Operation and maintenance of the Company) as the Member or any Authorized Person may from time to time reasonably request.

                      ARTICLE 9. DISPOSITION OF PRODUCTION

     9.1 Disposition in General. To the extent permitted by the laws of Argentina in effect from time to time, the Company shall distribute Products in kind to the Members, and, under extraordinary circumstances, in the discretion of the Management Committee, the Company may distribute cash to the Members. Products shall be distributed by the Operator as soon as possible after they have been refined to the standards set forth below as to gold and silver or otherwise processed into readily marketable form. (However, except as provided below, the Operator will not sell Products and distribute cash since all Products shall be distributed in kind.) Except upon termination, the Operator shall not distribute Company Assets (other than Products or cash) without the consent of the Members.

          Gold and silver Products shall be distributed in kind at the refiner's place of business as soon as, but only after, they have been refined to a final gold and silver bullion standard of at least 99.9 percent pure silver and at least 99.95 percent pure gold. The Operator shall direct the refiner to deposit each Member's share of the refined Products in proportion to each Member's Participating Interest as of the date of distribution into a separate consignment account at the refinery in the Member's name. After such distributions, all storage costs and risk of loss shall be borne by the Member receiving the distribution.

          As to Products other than gold and silver, the Operator shall give the Members notice at least 30 days in advance of the delivery date upon which their respective shares of Products will be available. Such dispositions shall be made only when such Products have been processed into readily marketable form. If a Member fails to take such Products in kind, the Operator shall have the right, but not the obligation, for a period of time consistent with the minimum needs of the industry, but not to exceed one year, to sell such share as agent for the other Member at not less than the prevailing market price in the area. Subject to the terms of any such contracts of sale then outstanding, during any period that the Operator is purchasing or selling a Member's share of production, the Member may elect by notice to the Operator to take in kind. The Operator shall be entitled to deduct from proceeds of any sale by it for the account of a Member reasonable expenses incurred by the Operator in such a sale.

     9.2 Taking in Kind. Any extra expenditure incurred in the taking in kind or separate disposition by either Member of its proportionate share of Products shall be borne by such Member. Nothing in this Agreement shall be construed as providing authority, directly or indirectly, for any marketing or selling of Products.

     9.3 Futures Contracts. The Members agree that neither Member shall have any obligation to account to the other Member nor have any interest or right of participation in any profits or proceeds of futures contracts, forward sales, hedging or any other similar marketing mechanism employed by the other Member with respect to any minerals produced or to be produced from the Property.

           ARTICLE 10. REPRESENTATIONS AND WARRANTIES; TITLE TO ASSETS


     10.1 Capacity of Members. Each of the Members represents and warrants as follows:

          10.1.1 That it is a corporation duly incorporated and in good standing in its state of incorporation and that it is qualified to do business and is in good standing in Argentina;

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

          10.1.2 That it has the capacity to enter into and perform this Agreement and all transactions contemplated in this Agreement and that all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

          10.1.3 That it will not breach any other agreement or arrangement by entering into or performing this Agreement and that this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms;

          10.1.4 That it has not engaged or employed any broker or finder in connection with the negotiation, execution or delivery of this Agreement; and

          10.1.5 That it has not made any assignment for the benefit of creditors, filed any petition in bankruptcy, been adjudicated insolvent or bankrupt, petitioned or applied to any tribunal for any receiver, conservator or trustee of it under any reorganization arrangement, readjustment of debt, conservation, dissolution or liquidation law or statute of any jurisdiction, and no such action or proceeding has been commenced against it by any creditor, claimant, governmental agency, or other person.

     10.2 Representations and Warranties of Each Member.

          10.2.1 With respect to any portions of the Property in which Pegasus held an interest under contracts or leases prior to the Effective Date, Pegasus warrants and represents that Pegasus has not received any notice of default of any of the terms or provisions of the contracts, and to the best of Pegasus' knowledge and belief the contracts or leases are valid and are in good standing and there are no pending or threatened actions, suits, claims, or proceedings related to them.

          10.2.2 With respect to any portion of the Property comprised of Claims, subject to the paramount title of Argentina and the Province of Chubut and to the best of Pegasus' knowledge, Pegasus warrants and represents that:

               (1) All work required to be performed by Pegasus, and as far as Pegasus is aware, all other work, payments or other actions required to hold such Claims, have been performed or made when required;

               (2) The Claims are free and clear of defects, liens and encumbrances arising by, through or under Pegasus; and

               (3) Except as may be disclosed at Exhibit A, Pegasus has no knowledge of the existence of third party claims or property rights that conflict with the Claims comprising the Property.

          10.2.3 Without limiting Minera Andes' right to rely on the representations and warranties of Pegasus, Minera Andes represents and warrants that (1) it has entered into the

Agreement based solely on its own due diligence as to the Property and Assets and on its own geologic and engineering interpretations; (2) the Assets (if any other than funds) contributed by Minera Andes are free and clear of defects, liens and encumbrances arising by, through or under Minera Andes; and (3) Minera Andes has no knowledge of the existence of third party claims or property rights that conflict with its title to the Assets.

     Nothing in this Article, however, shall be deemed to be a representation or warranty that each or any of the Claims has a discovery of minerals within its boundaries. Pegasus disclaims any representation or warranty as to the value of any minerals located on such claims or the ability to develop and recover the same. The representations and warranties above shall apply only to the period prior to the Effective Date but shall survive the Effective Date.

     Pegasus further warrants that it has not entered into any agreements, either written or oral, with any other party obligating Pegasus to perform any duty or convey or burden any interest in the Property, nor is the Property subject to any rights of first offer or first refusal. Pegasus further warrants that no action, suit, claim proceeding, arbitration or investigation is pending or to its knowledge threatened against the Property at law or in equity. Pegasus has provided all material data relevant to the Properties that is in possession of Pegasus, but Pegasus makes no representation as to accuracy of such data except that Pegasus is not aware that any of such data is materially false or incorrect and Pegasus is not aware of any material adverse fact concerning the Property which it has failed to disclose to Minera Andes. EXCEPT AS EXPLICITLY SET FORTH IN THIS SECTION 10.2, PEGASUS DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED, ARISING BY LAW, OR OTHERWISE.

     Each Member shall indemnify, protect, defend, save and hold harmless the other Member from and against any and all damage, loss, liability, obligation, claim, demand, cost, expense, or fees (including without limitation reasonable attorneys' fees) arising from the activities of the first Member, its agents, contractors, employees and representatives conducted on or for the benefit of the Property or the Assets prior to the Effective Date.

     10.3 Joint Loss of Title. Any failure or loss of title to the Assets, except for losses arising out of a breach of the representations and warranties by Pegasus or Minera Andes, shall be charged to the Members in proportion to their Participating Interests, and all costs of defending title (except costs arising out of a breach of the representations and warranties by Pegasus) shall be charged to the Company.

     10.4 Compliance with Agreements. Each Member agrees that it will comply with all of the terms, conditions, and provisions on its part to be observed or performed under any lease, agreement, or other instrument pursuant to which Assets have been acquired, including but not limited to the leases and agreements listed in Exhibit A, and that it will not terminate or cancel any such lease, agreement or other instrument and will take all action requisite on its part to prevent any termination or cancellation thereof, other than termination by consent of both Members or termination for reasons beyond the control of either Member. Each Member agrees to notify the other Member promptly in writing if it receives notice of any default or alleged default under such leases and agreements or notice of any title defect or alleged title defect affecting property within the Area of Interest.

     10.5 Review of Title. Minera Andes shall be entitled to review Pegasus' title to the Property Pegasus has contributed to the Company during the Initial Contribution Period. Pegasus agrees to provide all of its data about the Property, including title opinions, if any, to Minera Andes, and Minera Andes may undertake, at its sole expense, any additional title review and investigation. If Minera Andes determines, that title to the Property is unsatisfactory, it shall provide written notice of title defects to Pegasus, along with Minera Andes' recommendations for title curative work. Within 30 days after receipt of such report, Pegasus may elect to commence and diligently complete title curative work at its sole expense. If Pegasus does not undertake within 30 days to cure title defects, Minera Andes may either (a) cure such title defects and credit all required expenditures to its initial contribution to the Company, or (b) elect to withdraw from the Company and terminate this Agreement under Section 13.1.2. Minera Andes shall be liable for its share of liabilities arising out of Operations conducted prior to such withdrawal but shall not be liable for any further payment to Pegasus.

                   ARTICLE 11. MEMBERS' DEFAULTS AND REMEDIES

     11.1 Events of Default. The following events shall constitute events of default:

          11.1.1 Failure of a Member to meet a cash call pursuant to Section 8.2, or to contribute funds pursuant to Section 3.2, without having elected not to contribute pursuant to Section 4.3 or, if the Member elected to contribute, making contributions less than those it committed to make;

          11.1.2 Any transfer by a Member to its interest in the Company in contravention of the provisions of Article 16;

          11.1.3 Failure of a Member to perform any other obligation imposed upon such Member by this Agreement, including, without limitation, any obligation it may have as Operator;

          11.1.4 Filing of a petition in bankruptcy by or against a Member if such petition is not withdrawn or dismissed within 60 days after its filing;

          11.1.5 General assignment by a Member for the benefit of creditors; or

          11.1.6 Allowance by a Member of the appointment of a receiver or trustee of all or any substantial part of its property if such receiver or trustee is not discharged within 60 days after his appointment.

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
          11.1.7 Any breach by a Member of any representation and warranty it has made in this Agreement.

          Upon the occurrence of any such event, the Member failing to perform shall be deemed to be in default hereunder and shall be referred to as the "Defaulting Member," and the other Member shall be referred to as the "Non-Defaulting Member."

     11.2 Notice of Default. The Non-Defaulting Member shall have the right to give the Defaulting Member a Notice of Default, which shall be in writing, shall set forth the nature of the event of default, and shall set forth the date by which such default must be cured, which date shall be at least 30 days after receipt of the Notice of Default, except in the case of a failure to advance funds, in which case the date shall be 10 days after receipt of said Notice of Default and except as to subsections 11.1.2, 11.1.4, 11.1.5 and 11.1.6, as to which there will be no cure period. Failure of the Non-Defaulting Member to give any such notice shall not release the Defaulting Member from any of its obligations under this Agreement.

     11.3 Opportunity to Cure. If within such 30-day period (or 10-day period) the Defaulting Member cures such default, or if the failure is one that cannot in good faith be corrected within 30 days but is ultimately curable and the Defaulting Member begins correction of such failure to perform within such 30 days and continues corrective efforts with reasonable diligence until a cure is effected, the Notice of Default shall be inoperative, and the Defaulting Member shall lose no rights under this Agreement. If, within such specified period, the Defaulting Member does not cure such default, or if within such 30-day period the Defaulting Member notifies the Non-Defaulting Member that it disputes the existence of the alleged default and the Defaulting Member shall not have commenced correction of the default within 30 days after a final nonappealable decision by a court of law that the Defaulting Member was in default, the Non-Defaulting Member at the expiration of such period, or upon notice where no cure period is allowed, shall have the rights specified below.

     11.4 Rights upon Default. The Non-Defaulting Member, after providing notice and an opportunity to cure as provided in Sections 11.2 and 11.3 above, shall be entitled to (but not required to) exercise any of the following powers and remedies:

          11.4.1 Loan. The Non-Defaulting Member may pay or assume the obligations of the Defaulting Member and elect to treat it as a loan to the Defaulting Member that shall be immediately due and payable and that shall bear interest from the date due at an annual rate equal to five percentage points over the publicly announced prime rate or reference rate for commercial loans in effect from time to time quoted by Citibank, New York (or, if Citibank should discontinue such rate, the publicly announced prime or reference rate of any other U.S. commercial bank selected by the Non-Defaulting Member that is among the 50 largest in the U.S., by assets) or at the maximum rate permitted by law, whichever is less. Any such loan shall be secured by a security interest in the Defaulting Member's interest in the Company, and by this Agreement each Member grants to the other Member a security interest for that purpose,

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
and, additionally, any such loan shall create a separate contract right in favor of the Non-Defaulting Member.

          11.4.2 Dilution. If the event of default occurs under Section 11.1.1, the Non-Defaulting Member may, at its option, pay or assume the obligations of the Defaulting Member. In such event, the Non-Defaulting Member's Participating Interest shall be increased and the Defaulting Member's Participating Interest shall be decreased in accordance with the provisions of Section 4.4 effective as of the end of the month preceding the month in which the event of default occurred. The Non-Defaulting Member shall be treated as the nondiluting Member and the Defaulting Member shall be treated as the diluting Member thereunder, the event of default being treated as an "election not to contribute" under
Section 4.3.

          11.4.3 Termination. The Non-Defaulting Member may terminate this Agreement upon 10 days' written notice to the Defaulting Member of its intent to do so.

     11.5 Remedies Not Exclusive. Except as otherwise expressly provided in this Agreement, each and every power and remedy hereby specifically given to the Non-Defaulting Member shall be in addition to every other power and remedy now or hereafter exercised at law or in equity (including the right to specific performance), and each and every power and remedy may be exercised from time to time and as often and in such order as may be deemed expedient. All such powers and remedies shall be cumulative, and the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission in the exercise of any such power or remedy and no renewal or extension of any payments due hereunder shall impair any such power or remedy or shall be construed to be a waiver of any default or an acquiescence therein.

          The Defaulting Member shall cease to have the right to participate in the management of the Company beginning immediately after the period for cure expires and continuing for so long as the default is continuing, and the Defaulting Member during such period shall have no vote in Management Committee decisions. In continuing to manage the Company, the Non-Defaulting Member shall have absolute discretion and may remove and replace the Defaulting Member as Operator and manage the Operations in conformity with Article 6 above, and no action taken by it shall subject it to a claim for breach of duty, on the ground of conflict of interest, negligence or any other theory, except fraud or gross negligence.

                     ARTICLE 12. CONTRIBUTION TO LIABILITIES

     12.1 Contribution. If either Member pays any Company liability or obligation, except where such payment requires the prior approval of the Management Committee under the terms of this Agreement, in any manner other than in accordance with its Participating Interest, that Member shall be entitled to contribution from the other Member for such excess. This right of contribution is in addition to any other right that might be provided by law or under this Agreement. Any reduction in a Member's Participating Interest under Article 4 shall not relieve such Member of its share of any liability, whether it accrues before or after such reduction, arising out of Operations conducted prior to such reduction. For purposes of this Article 12, such Member's share of such liability shall be in proportion to its Participating Interest at the time such liability was incurred.

     12.2 Indemnification. Except (1) as otherwise provided in Section 12.1; and
(2) in cases in which the Operator failed to obtain the required insurance, each Member agrees to and does hereby indemnify, defend, and hold harmless the other Member, its directors, officers, employees, and agents and to the extent set forth below each Affiliate of the other Member from and against all claims, causes of action, liabilities, payments, obligations, expenses (including without limitation reasonable fees of and disbursements of counsel) or losses arising out of a Company liability or obligation to the extent necessary to accomplish the result that neither Member or its Affiliates shall bear any portion of a liability or obligation of the Company in any manner other than in accordance with its Participating Interest; provided, however, that each Member (other than the Operator in the course of its duties as Operator, as to which liabilities and obligations the Members shall contribute in proportion to their Participating Interests unless the Operator breaches its standard of care under
Section 6.4) shall indemnify the other and the Company from any claims of personal injury to or death of that Member's agents, contractors, or employees (or those of its Affiliates) unless due to the gross negligence, willful misconduct of the other Member. Without limiting the generality of the foregoing, a claim, loss or liability shall be deemed to arise out of a Company liability or obligation if it arises out of, or is based upon, the conduct of the business of the Company or the ownership or operation of the Company Assets. The foregoing indemnification shall be available to an Affiliate of a Member with respect to a claim, liability or loss arising out of a Company liability or obligation that is paid by or incurred by such Affiliate solely as a result of such Affiliate directly or indirectly owning or controlling a Member. The foregoing shall not inure to the benefit of any Member or Affiliate in respect of any claim, liability or loss that (1) arises out of, or is based upon, the gross negligence or willful misconduct of such Member or Affiliate or out a breach of such Member's or Affiliates obligations under this Agreement or (2) is a tax, levy or similar law or governmental charge not imposed upon the Company or upon its Assets. The foregoing indemnity shall apply only to a claim, liability or loss to the extent that it is uninsured by the Company and shall survive the dissolution or other termination of the Company.

                             ARTICLE 13. TERMINATION

     13.1 Termination. This Agreement is subject to termination and the Company is subject to dissolution as follows:

          13.1.1 Termination by Agreement. The Members may terminate this Agreement and dissolve the Company at any time by written agreement. Alternatively, one Member may agree to convey its Participating Interest in the Company to the other.

          13.1.2 Termination by Withdrawal. During the Initial Contribution Period, Minera Andes may withdraw or be deemed to have withdrawn pursuant to
Section 3.2 subject to the terms of Section 13.4. Any withdrawal under this
Section 13.1.2 shall not relieve the
withdrawing Member of its share of liabilities arising out of Operations conducted prior to such withdrawal according to their respective Participating Interests immediately prior to such withdrawal. Following the Initial Contribution Period, a Member may elect to withdraw from this Company by giving notice to the other Member of the effective date of withdrawal, which shall be the later of the end of the then current Program and Budget or at least 30 days after the date of the notice.

          13.1.3 Termination by Completion of Product Development. This Agreement shall terminate and the Company shall dissolve automatically when the Products within the Area of Interest have been economically developed and exploited and all attendant legal responsibilities, including Environmental Compliance, have been fulfilled and all Company facilities shall have been disposed of and a final accounting made between the Members.

          13.1.4 Termination by Elimination of Participating Interest. The Agreement shall terminate automatically upon elimination of a Member's Participating Interest pursuant to Section 4.8.

          13.1.5 Termination by Default. This Agreement may be terminated and the Company dissolved by the Non-Defaulting Member (as defined in Section 11.1) in accordance with Section 11.4.3.

     13.2 Continuing Obligations. On termination of this Agreement and dissolution of the Company, the Members shall remain liable according to their respective Participating Interests immediately prior to termination for continuing obligations under this Agreement until final settlement of all accounts and for any liability, whether it arises before or after termination, if it arises out of Operations during the term of the Agreement.

     13.3 Disposition of Assets on Termination. Promptly after termination, the Operator shall take all action necessary to wind up the activities of the Company, and all costs and expenses incurred in connection with the winding up of the Company shall be expenses chargeable to the Company. The "Capital Accounts" of the Members shall be closed as provided in Exhibit C. A Member shall receive no distribution of any interest in Products or proceeds from their sale if such Member's Participating Interest has been terminated pursuant to
Section 4.8.

     13.4 Termination at Election of Minera Andes During Initial Contribution Period. If the Agreement is terminated and the Company dissolved by Minera Andes in accordance with Section 3.2 and Section 13.1.2, all of the Property and all Assets within the Area of Interest shall be deemed to be transferred to Pegasus, without cost and free and clear of royalties, liens or other encumbrances arising by, through or under Minera Andes, except those exceptions to title described in Part 1 of Exhibit A and those to which both Members have given their written consent after the date of this Agreement.

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
     13.5 Tax Consequences. Exhibit C shall control the distribution and application to the Members of the net proceeds of liquidation of the Company Assets or, if applicable, the Company Assets themselves upon termination of this Agreement and dissolution of the Company.

     13.6 Noncompete Covenants. A Member that withdraws pursuant to Section 13.1.2, or a Member that is deemed to have withdrawn pursuant to Section 4.8, or Minera Andes in the event that it does not complete its Initial Contribution, shall not directly or indirectly acquire any interest in property within the Area of Interest for 24 months after the date of withdrawal, provided that the foregoing restriction shall not apply to Property which the Company elected to not acquire pursuant to the provisions of Section 10.4. If a withdrawing Member, or the Affiliate of a withdrawing Member, breaches this Section 13.6, such Member or Affiliate shall be obligated to offer to convey to the nonwithdrawing Member, without cost, any such property or interest acquired in the Area of Interest. Such offer shall be made in writing and can be accepted by the nonwithdrawing Member at any time within 45 days after such offer is received by the nonwithdrawing Member.

     13.7 Right to Data After Termination. After termination of this Agreement pursuant to Section 13.1.1, 13.1.2, 13.1.3 or 13.1.4, each Member shall be entitled to copies of all information acquired under this Agreement as of the date of termination and not previously furnished to it; provided, however, that the Non-Operator shall have only 18 months from the date of any such termination to review and request copies of such information. The terminating or withdrawing Member shall not be entitled to any such copies after any other termination or any withdrawal.

     13.8 Continuing Authority. On termination of this Agreement under Section
13.1 or the deemed withdrawal of a Member pursuant to Section 4.8, the Operator shall have the power and authority, subject to control of the Management Committee, if any, to do all things on behalf of the Members that are reasonably necessary or convenient to: (1) wind up operations and (2) complete any transaction and satisfy any obligation unfinished or unsatisfied at the time of such termination or withdrawal, if the transaction or obligation arises out of Operations prior to such termination or withdrawal. The Operator shall have the power and authority to grant or receive extensions of time or change the method of payment of an already existing liability or obligation, prosecute and defend actions on behalf of the Members and the Company, mortgage assets, and take any other reasonable action in any manner with respect to which the former Members continue to have, or appear or are alleged to have, a common interest or a common liability.

                ARTICLE 14. ACQUISITIONS WITHIN AREA OF INTEREST

     14.1 General. Any interest or option to acquire any interest in real property, including Claims, within the Area of Interest, owned on the Effective Date or subsequently acquired during the term of this Agreement by or on behalf of a Member or any Affiliate shall, except

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
as provided in this Article 14, be included in the Property and shall be subject to the terms and provisions of this Agreement.

     14.2 Notice to Nonacquiring Member. Within 30 days after the acquisition of any interest or the option to acquire any interest in real property, including Claims, wholly or partially within the Area of Interest (except real property acquired by the Operator pursuant to a Program), by a Member or its Affiliates, the acquiring Member shall notify the other Member of such acquisition. The acquiring Member's notice shall describe in detail the acquisition, the lands and minerals covered thereby, the direct acquisition cost without consideration for management fees or indirect costs, and the reasons why the acquiring Member believes the acquisition of the interest is in the best interests of the Company. In addition to such notice, the acquiring Member shall make any and all information concerning the acquired interest available for inspection by the other Member.

     14.3 Option Exercised. If, within 45 days after receiving the acquiring Member's notice, the other Member notifies the acquiring Member of its election to cause the Company to accept the acquired interest (or cause its Affiliates to convey such interest), the acquiring Member shall convey such interest to the Company by deed, assignment or other appropriate document. The acquired interest shall become a part of the Property for all purposes of this Agreement immediately upon the notice of such other Member's election to cause the Company to accept the acquired interest. The other Member shall promptly pay to the acquiring Member its proportionate share (based on Participating Interests) of the latter's actual out-of-pocket acquisition costs and assume any acquisition obligations.

     14.4 Option Not Exercised. If the other Member does not give its notice to elect to cause the Company to accept such proportionate interest within the 45-day period set forth in Section 14.3, the Company shall have no interest in the acquired interest, and the acquired interest shall not be a part of the Property or be subject to this Agreement.

               ARTICLE 15. ABANDONMENT AND SURRENDER OF PROPERTY

     15.1 During Initial Contribution Period. As provided in Section 3.2, during the Initial Contribution Period, Minera Andes may surrender part or all of its interest in the Company to Pegasus. Upon Minera Andes' surrender, Minera Andes shall promptly execute and deliver all appropriate documents to assign its interest in the Company to Pegasus.

     15.2 Surrender or Abandonment of Property. The Management Committee may authorize the Operator to surrender or abandon part or all of the Property. If the Management Committee authorizes any such surrender or abandonment over the objection of a Member, the Company shall assign to the objecting Member, by appropriate documents, and without cost to the Company, all of the Company's interest in the property to be abandoned or surrendered, and the abandoned or surrendered property shall cease to be part of the Property. Provided, however, the objecting Member shall assume all responsibility and liabilities arising after such assignment, including but not limited to reclamation and restoration, with regard to the surrendered or abandoned property. Liabilities arising out of Operations prior to such assignment shall remain the obligation of the Company.

     15.3 Reacquisition. If all or part of the Property is abandoned or surrendered under the provisions of this Article 15 to a third party, then unless this Agreement is earlier terminated, and except as provided for assignment to an objecting Member in Section 15.2, neither Member nor any Affiliate thereof shall acquire any interest in such Property for a period of two years following the date of such abandonment or surrender. If a Member reacquires the Property in violation of this Section 15.3, the other Member may elect by notice to the reacquiring Member, within 45 days after it has actual notice of such reacquisition, to have such properties made subject to the terms of this Agreement. In the event such an election is made, the reacquired properties will thereafter be treated as part of the Property, and the costs of reacquisition shall be borne solely by the reacquiring Member and shall not be included for purposes of calculating the Members' respective Participating Interests.

                        ARTICLE 16. TRANSFER OF INTEREST

     16.1 General. A Member shall have the right, subject to the preemptive right under Section 16.3 and the limitations below, to transfer, grant, assign, encumber, pledge or otherwise commit or dispose of ("transfer") to any third party all or part of its interest in or to this Agreement and its Participating Interest in the Company; provided that no transferee of less than all of either Pegasus' or Minera Andes' Participating Interest shall be entitled to a share of the Production Royalty specified in Section 4.8. If a transferee of less than all of Pegasus' or Minera Andes' Participating Interest is subsequently diluted to a Participating Interest of less than 20 percent, that Member will be deemed to have withdrawn from the Company, and its Participating Interest shall be relinquished as provided in Section 4.8 and shall be divided among the remaining Members in proportion to their Participating Interests. Neither Member shall have any right to transfer its interest during the Initial Contribution Period except as provided in Section 16.4.

     16.2 Limitations on Free Transferability. The transfer right of a Member in
Section 16.1 shall be subject to the following terms and conditions:

          16.2.1 No transferee of all of the Participating Interest of a Member shall have the rights of a Member unless and until the transferring Member has provided to the other Member notice of the transfer, and the transferee, as of the effective date of the transfer, has committed in writing to be bound by this Agreement to the same extent and nature as the transferring Member;

          16.2.2 No Member, without the consent of the other Member, shall make a transfer that shall cause termination of the tax status of the Company. If contrary to this Section 16.2.2 a transfer is made that causes such termination, the transferring Member and the transferee shall indemnify, defend and hold harmless the other Member from and against any and all loss, cost, expense or damage arising from such termination;

          16.2.3 No transfer permitted by this Article 16 shall relieve the transferring Member of its share of any liability, whether accruing before or after such transfer, that arises out of Operations conducted prior to such transfer;

          16.2.4 The transferring Member and the transferee shall bear all tax consequences of the transfer;

          16.2.5 If the transfer is the grant of a security interest by mortgage, deed of trust, pledge, lien or other encumbrance of its interest in this Agreement, to secure a loan or other indebtedness of a Member in a bona fide transaction, such security interest shall be subordinate to the terms of this Agreement and the rights and interests of the other Member hereunder. Upon any foreclosure or other enforcement of rights in the security interest, the acquiring third party shall be deemed to assume the position of the encumbering Member with respect to this Agreement and the other Member, except that the Non-Operator shall become the Operator and the acquiring third party shall not become the Operator, and it shall comply with the terms and conditions of this
Article 16; and

          16.2.6 No Member may transfer any interest in this Agreement or the Assets, other than Products, except by transfer of all or part of its Participating Interest.

     16.3 Preemptive Right. Except as otherwise provided in Section 16.4, if a Member desires to transfer all or part of its interest in this Agreement and its Participating Interest in the Company, the other Member shall have a preemptive right to acquire such interest as provided in this Section 16.3.

          16.3.1 A Member intending to transfer all or part of its interest in this Agreement and its Participating Interest in the Company shall promptly notify the other Member of its intentions. The notice shall state the price and all other pertinent terms and conditions, including contingent payments and royalties, if applicable, of the intended transfer, which shall be for a monetary consideration only. The other Member shall have 30 days from the date such notice is delivered to notify the transferring Member whether it elects to acquire the offered interest at the same price and on the same terms and conditions as set forth in the notice. If it does so elect, the transfer shall be consummated within 60 days after notice of such election is delivered to the transferring Member.

          16.3.2 If the other Member fails to so elect within the period provided for in Section 16.3.1, the transferring Member shall have 90 days following the expiration of such period to consummate the transfer to a third party at an identical or greater price and on terms no less favorable to the transferring party than those presented to the other Member and set forth in the notice required in Section 16.3.1.

          16.3.3 If the transferring Member fails to consummate the transfer or execute a binding agreement to transfer to a third party within the period set forth in Section 16.3.2, or upon change in the price or terms offered to the third party, the preemptive right of the other Member in such offered interest shall be deemed to be revived. Any subsequent proposal to transfer such interest shall be conducted in accordance with all of the procedures set forth in this Section 16.3.

     16.4 Exceptions to Preemptive Right. Section 16.3 shall not apply to the following transfers:

          16.4.1 Transfer by a Member of all or any part of its interest in this Agreement and its Participating Interest in the Company to an Affiliate; provided, however, that following such a Transfer, the assignor shall remain jointly and severally liable with the assignee Affiliate for all obligations as a Member or as Operator, regardless of whether such obligations arose before or arise after the assignment.

          16.4.2 Corporate merger, consolidation, amalgamation or reorganization of a Member by which the surviving entity shall possess substantially all of the stock, or all of the property rights and interests, and be subject to substantially all of the liabilities and obligations, including those created by this Agreement, of that Member;

          16.4.3 The grant by a Member of a security interest in its interest in this Agreement and its Participating Interest in the Company by mortgage, deed of trust, pledge, lien or other encumbrance; and

          16.4.4 A sale or other commitment or disposition of Products or proceeds from sale of Products by a Member upon distribution to it pursuant to
Article 9.

     16.5 Insolvency. If either Member commences a voluntary case under the federal bankruptcy laws or under any other applicable federal or state law relating to insolvency, if an order for relief or similar determination is entered in an involuntary case under the federal bankruptcy laws or any other federal or state law relating to insolvency, or if a receiver, liquidator, assignee, trustee, custodian or other similar person is appointed, voluntarily or involuntarily, for the assets of either Member, then such Member (the "Insolvent Member") shall cease to have the right to participate in the management of the Company, and the Company thereafter shall be managed by the other Member, who shall, if not theretofore serving as Operator, become the Operator. In continuing to manage the Company, the other Member shall have absolute discretion and no action taken by it shall subject it to a claim for any breach of duty, on the ground of conflict of interest, negligence or any other theory, except fraud, wilful misconduct, or gross negligence. Any transfer, sale, assignment, pledge or other encumbrance or disposition of the Insolvent Member's interest in the Company by a trustee, debtor-in-possession or custodian shall be subject to the provisions of Section 16.3.

                         ARTICLE 17. GENERAL PROVISIONS

     17.1 Notices. All notices, payments and other required communications ("Notices") to the Members shall be in writing and shall be addressed respectively as follows:

          Minera Andes:    Minera Andes Inc.
                           3303 N. Sullivan Rd.
                           Spokane, WA 99216
                           Fax: (509) 921-7325
                           Phone: (509) 921-7322


          Pegasus:         Pegasus Gold International, Inc.
                           601 West First Avenue
                           Suite 1500
                           Spokane, WA  99204
                           Attn: Land/Legal Department
                           Fax:  (509) 838-8317
                           Phone: (509) 624-4653

     All Notices shall be given (1) by personal delivery to the Member, or (2) by registered or certified mail, return receipt requested, or (3) by electronic communication followed within 24 hours by acknowledgment of receipt from the receiving Member via electronic communication. The term "electronic communication" includes but is not limited to telex and facsimile communication. All Notices shall be effective and shall be deemed delivered (a) if by personal delivery, on the date of delivery, (b) if by electronic communication, on the date the confirmation is delivered to the United States Postal Service as shown on the actual receipt, and (c) if solely by mail, on the day delivered to the United States Postal Service and as shown on the actual receipt. A Member may change its address from time to time by Notice to the other Member. Notice to the Management Committee shall be by notice to the Members as provided herein.

     17.2 Waiver. The failure of a Member to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the Member's right thereafter to enforce any provision or exercise any right.

     17.3 Modification. No modification of this Agreement shall be valid unless made in writing and duly executed by the Members.

     17.4 Force Majeure. The obligations of a Member, other than (1) the payment of money, or (2) the performance and timely filing of required exploration work for any Claim included in the Property as required by provincial or federal law, shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control if the Member is making a good faith effort to resolve or avoid such cause, including without limitation labor disputes (however arising and whether or not employee demands are reasonable or within the power of the Member to grant); acts of God, laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, provisional or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sinkholes, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; or any other cause whether similar or dissimilar to the foregoing; provided that the affected Member shall give written notice to the other Member within 30 days of the suspension of performance, stating therein the nature of the suspension, the reasons therefor and the expected duration thereof. The affected Member shall resume performance as soon as reasonably possible. During the period of suspension, the obligations of the Members to advance funds pursuant to Section 8.2 shall be reduced to levels consistent with Operations.

     17.5 Contest of Governmental Regulation. Notwithstanding Section 17.4, in the event the Company is or becomes subject, at any time, to environmental regulations or governmental restrictions ("environmental regulations or governmental restrictions" shall include any governmental law, rule, order, regulation, policy, proposal, action or inaction, or restriction relating to air pollution, water pollution, surface mining, surface effects of mining, land use or hazardous or toxic materials) that prohibit or materially affect any Operations, the Operator shall have the right to declare the existence of a condition of force majeure during the period in which the Operator is making a good faith effort to comply with, be exempted from, modify, obtain necessary permits or licenses under, or prevent the enactment or promulgation of said environmental regulations or governmental restrictions. To invoke this provision, the Operator must give the other Member 30 days' advance written notice.

     17.6 Governing Law. Except for matters of title to the Property or the Claims, which shall be governed by the law of Argentina, this Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Washington.

     17.7 Dispute Resolution

          17.7.1 Agreement to Arbitrate. Should any controversy arise under the terms and provisions of this Agreement or arise out of or be in any way related to operations of the Company or the conduct of the Members with respect the Company or the Property as to which the Members are unable to effect a satisfactory resolution, such controversy shall be submitted to arbitration in accordance with the terms and provisions of this Section 17.7.1 and in accordance with the provisions of the Federal Arbitration Act (Title 9 of the United States

Code). The provisions of the Federal Arbitration Act and the Commercial Arbitration Rules of American Arbitration Association, as from time to time amended and in effect, will be followed to the extent they are not inconsistent with the provisions of this Agreement. Any arbitration hearings conducted pursuant to this Article shall be administered by the American Arbitration Association and shall be conducted in Spokane, Washington at a mutually agreed location.

          17.7.2 Submission to Arbitration and Selection of Arbitrators. A Member desiring to submit to arbitration any such controversy shall furnish its demand for arbitration in writing to the other Member, which demand shall contain a brief statement of the matter in controversy, the amount involved, if any, and the remedies sought. Within a period of ten (10) business days after service of such demand, each Member shall name one arbitrator by written notice to the other Member. Within twenty (20) days after the appointment of an arbitrator by each party, the two arbitrators shall choose a third arbitrator. If any Member fails to name an arbitrator within the specified 10-day period or if two arbitrators chosen by the Members fail to select within the 20-day period a third arbitrator, then the American Arbitration Association shall designate such necessary additional arbitrators within twenty (20) days of application by either Member. Each of the arbitrators chosen or appointed pursuant to this
Section 17.7.2 shall be an attorney or a person having at least ten (10) years' experience in the United States in a calling related to the subject matter involved in the dispute and shall not be a past or present officer, director, or employee of any of the Members or their Affiliates.

          17.7.3 Arbitration Procedures. Each Member may furnish the arbitrators with a written statement of matters it deems to be in controversy for purposes of the arbitration procedures. The arbitrators shall allow for discovery pursuant to the Federal Rules of Civil Procedure ("FRCP") and shall be entitled to enforce sanctions for failure to make discovery pursuant to FRCP No. 37. Following discovery, the arbitrators shall promptly hold hearings on the matters in controversy and shall render their decision and award, upon the concurrence of at least two of their number, as soon as possible but no later than ninety
(90) days after the conclusion of such hearings. Such decision and award shall be in writing and counterpart copies of the decision shall be delivered to each of the parties. Each Member agrees that judgment may be had on the decision and award of the arbitrators so rendered.

          17.7.4 Successor Arbitrators. Notwithstanding the above, if any arbitrator appointed by a Member dies, refuses to act, or becomes incapable of acting, then such Member shall appoint a successor arbitrator within five (5) days of such notice of disability. In the event such Member fails to appoint the required successor within such time, the other Member may apply, on notice to the other party, to the American Arbitration Association for the appointment of such necessary arbitrator, and such appointment shall be made within twenty (20) days of such application.

          17.7.5 Status of Member-Appointed Arbitrators. Member-appointed arbitrators are expected to be nonneutral and to observe the ethical standards applicable to nonneutral arbitrators under canon VII of the Code of Ethics for Arbitrators in Commercial Disputes of the American Arbitration Association then in effect.

          17.7.6 Cost of Arbitration. Each Member shall bear the expense of the arbitrator appointed by or for such Member, its own counsel, experts, and presentation of proof. The Members shall share equally the expense of the additional arbitrator and all other expenses of the arbitration.

     17.8 Further Assurances. Each of the Members agrees that it shall take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

     17.9 Survival of Terms and Conditions. The provisions of this Agreement shall survive its termination to the full extent necessary for their enforcement and the protection of the Member in whose favor they run.

     17.10 Confidentiality and Public Statements. Except as otherwise provided in this Section 17.10, the terms and conditions of this Agreement and all data, reports, records and other information of any kind whatsoever developed or acquired by any Member in connection with this Agreement shall be treated by the Members as confidential (hereinafter "confidential information") and neither Member shall reveal or otherwise disclose such confidential information to third parties without the prior written consent of the other Member.

          The foregoing restrictions shall not apply to the disclosure of confidential information to:

          17.10.1 Any Affiliate;

          17.10.2 Any Authorized Person;

          17.10.3 Any public or private financing agency or institution;

          17.10.4 Any contractors or subcontractors that the Members may engage;

          17.10.5 Employees and consultants of the Members;

          17.10.6 Any third party to which a Member contemplates the transfer, sale, assignment, encumbrance or other disposition of all or part of its Participating Interest pursuant to Article 16; provided, however, that in any such case only such confidential information as such third party shall have a legitimate business need to know shall be disclosed, and the third party shall have agreed in writing supplied to, and enforceable by, the other Member to protect the confidential information from further disclosure, to use such confidential information solely for such purpose and to otherwise be bound by the provisions of this Section 17.10. Such writing shall not preclude parties from discussing and completing a Transfer with the other Member.

The Member disclosing confidential information shall be responsible and liable for any use or disclosure of the confidential information by such Members in violation of this Agreement and such other writing;

          17.10.7 Confidential information that otherwise comes into the public domain through no fault of the Members; or

          17.10.8 Confidential information that is required, in the opinion of either Member's counsel, to be disclosed to any federal, state or local government or appropriate agencies and departments thereof or that is required, in the opinion of either Member's counsel, to be publicly announced, to the extent required by law.

          The provisions of this Section 17.10 shall apply during the term of this Agreement and shall continue to apply to any Member that forfeits, surrenders, assigns, transfers or otherwise disposes of its Participating Interest for the two-year period following the date of such occurrence.

          Except as otherwise provided in this Agreement or except as required by law in the opinion of either Member's counsel, neither Member shall make any public announcement or public disclosure with regard to the Company, including confidential and nonconfidential information, without the prior written consent of the other Member as to the content and timing of such announcement or disclosure, which consent shall not be unreasonably withheld. In the event a public announcement or disclosure is required by law, the Member making such announcement or disclosure shall consult with the other Member as to the contents of such announcement or disclosure prior to making it.

     17.11 Entire Agreement; Successors and Assigns. This Agreement, including all attached Exhibits, contains the entire understanding of the Members and supersedes all prior agreements and understandings between the Members related to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Members.

          The Members have executed this Agreement as of the Effective Date.

PEGASUS GOLD                                    MINERA ANDES INC.
INTERNATIONAL, INC.

By: /s/ THOMAS BURKHART                 By: /s/ ALLEN V. AMBROSE
        -------------------------               -------------------------
        Thomas Burkhart                         Allen V. Ambrose
Its:    Vice President, Exploration     Its:    President

                                    EXHIBIT B
                                    ---------

                              ACCOUNTING PROCEDURE
                              --------------------


     The financial and accounting procedures to be followed by the Operator and the Members under the Agreement are set forth in this Exhibit. References in this Accounting Procedure to Sections and Articles are to those located in this Accounting Procedure unless it is expressly stated that they are references to the Agreement. The purpose of this Accounting Procedure is to establish equitable methods for determining charges and credits applicable to Operations under this Agreement. The Operator and the Members intend that none of them shall lose or profit by reason of the division of responsibility between the Operator and the other Members, but that the Operator should be fully reimbursed by the Members for its costs, expenses and overhead in carrying out the work of the Company and reasonably compensated for its service. The Members shall meet and in good faith endeavor to agree upon changes deemed necessary to correct any unfairness or inequity. Terms that are used as defined terms in this Accounting Procedure shall have the meaning given to them in the Agreement. If there is a conflict between the provisions of the Accounting Procedure and those of the Agreement, the provisions of the Agreement shall control. In accordance with
Section 3.2.2 of the Agreement, certain expenditures specified below shall not be chargeable to the Company Account during the Initial Contribution Period.

                          ARTICLE 1. GENERAL PROVISIONS

     1.1 Accounting Records. The Operator shall maintain complete accounting records in accordance with this Accounting Procedure, sufficient to provide a record of revenues and expenditures and periodic statements of financial position and the results of operations for managerial, tax, regulatory or other financial reporting purposes. Such records shall be retained for the duration of the period allowed the Members for audit and for the periods necessary to comply with tax and other regulatory requirements. The records shall reflect all obligations, advances and credits of the Members.

     1.2 Reports. Except as to income tax matters, each Member to the Agreement is responsible for preparing its own accounting reports to meet the requirements of any governmental authority having jurisdiction over such Member. Operator shall cooperate in furnishing Non-Operator statements and billings in such form as required to discharge such responsibilities.

     1.3 General Limitation. In addition to the other limitations of this Exhibit B, if the Operator engages Affiliates to provide services, it shall do so on terms no less favorable to the Company than would be the case with unrelated persons providing services of an equivalent quality in arm's-length transactions and the charges made by Operator to the Company Account for use of personnel or supplies or equipment of Operator or its Affiliates at the Property may be no higher than would be the case with such unrelated persons in arm's-length transactions.

                                EXHIBIT B, PAGE 1

                      ARTICLE 2. CHARGES TO COMPANY ACCOUNT

     Subject to the limitations set forth below, Operator shall charge the Company Account with the following:

     2.1 Rentals, Royalties and Other Payments. Property maintenance costs, rentals, royalties, license fees, permit fees and other payments necessary to acquire and maintain property, technology and equipment used in the Operations.

     2.2 Labor and Employee Benefits.

          2.2.1 Salaries and wages of the Operator's employees directly engaged in Operations, including bonuses of employees assigned to full-time work on Operations, and including salaries or wages of employees to the extent they are temporarily assigned to the Operations and directly employed in Operations.

          2.2.2 The Operator's actual cost of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus (except production or incentive bonus plans under a union contract based on actual rates of production, costs savings and other production factors, and similar nonunion bonus plans customary in the industry or necessary to attract competent employees, which bonus payments shall be considered salaries and wages under Section 2.2.1 or 2.11, rather than employees' benefit plans) and wages chargeable under Section 2.2.1 or 2.11, provided that the plans are limited to the extent feasible to those customary in the industry.

          2.2.3 Costs of assessments imposed by governmental authority which assessments are applicable to salaries and wages chargeable under Sections 2.2.1 and 2.11, including all penalties except those resulting from the willful misconduct or gross negligence of the Operator or breaches by Operator of the Agreement.

          2.2.4 Those costs in Section 2.2.2 and 2.2.3 may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages. If percentage assessment is used, the rate shall be applied to wages or salaries excluding overtime and bonuses. Such rate shall be based on the Operator's cost experience, and it shall be periodically adjusted to ensure that the total of such charges fairly approximates the actual cost of such charges to the Operator.

          2.3 Assets. Costs of all Assets purchased or furnished (subject to provisions below when furnished by a Member).

          2.4 Transportation. Reasonable transportation costs incurred in connection with the transportation of employees, equipment, material and supplies as required in the conduct of Operations and relocation costs of employees permanently assigned and directly engaged in the

                                EXHIBIT B, PAGE 2
conduct of Operations, including transportation of employees' families and their personal and household effects, all subject to the following limitations:

          2.4.1 If employees are transported to and from the property wholly or partly by commercial airlines, economy, coach, business or tourist class rates shall be charged if practicable unless the distance traveled is greater than 3,000 miles.

          2.4.2 If material is moved from the Operator's warehouse or other properties, no charge shall be made greater than that which would be made by an independent third party contractor from the nearest reliable supply store or railway receiving point where such material is available.

          2.4.3 If surplus material is moved to the Operator's warehouse or other storage point, no charge shall be made greater than that which would be made by an independent third party contractor from the nearest reliable supply store or railway receiving point where such material is available. Operator may charge storage fees to such Joint Operation based on current market rates, if material is stored in Operator's warehouse. No charges shall be made for moving material to other properties belonging to Operator.

     2.5 Services.

          2.5.1 The cost of contract services, utilities and other services procured from outside sources, other than services described in Section 2.7 and
2.12. If contract services are performed by an Affiliate of the Operator, the cost charged to the Company Account shall not be greater than that for which comparable services are available in the open market. The cost of professional consultant services procured from outside sources shall not be charged to the Company Account unless approved by the Management Committee, except during the Initial Contribution Period.

          2.5.2 The direct costs of using the Operator's exclusively owned facilities in support of Company activities, provided that the charges may not exceed those currently prevailing in the vicinity.

     2.6 Insurance Premiums. Premiums paid or accrued for insurance acquired for the protection of the Members pursuant to the Agreement.

     2.7 Damages and Losses. All costs in excess of insurance proceeds necessary to repair or replace damages or losses to any Assets resulting from any cause other than the willful misconduct or gross negligence of the Operator.

     2.8 Legal Expenses. All legal costs and expenses of litigation approved by the Management Committee. Routine legal expenses are included under Section 2.12.

     2.9 Audit. Cost of annual audits under the Agreement.

                                EXHIBIT B, PAGE 3

     2.10 Taxes. All taxes (except income taxes) of every kind and nature assessed or levied upon or in connection with the Assets, the production of Products of Operations which have been paid by the Operator for the benefit of the Members. Each Member is separately responsible for income taxes that are attributable to its respective Participating Interest.

     2.11 District and Camp Expense (Field Supervision and Camp Expenses). A pro rata portion of (i) the salaries and expenses of the Operator's superintendent and other employees serving Operations whose time is not allocated directly to such Operations, and (ii) the costs of maintaining and operating an office and any necessary suboffice and (iii) the costs to Operator of all necessary camps, including housing facilities for employees, used for Operations. The expense of those facilities, less any revenue from the facilities, shall include depreciation or a fair monthly rental in lieu of depreciation of the investment. Such charges shall be apportioned for all Properties served by the employees and facilities on an equitable basis consistent with the Operator's general accounting practice and generally accepted accounting principles, all as further approved by the Management Committee.

     2.12 Administrative Charge. Beginning on the Effective Date, the Operator shall charge the Joint Account each month a sum as provided below, which shall be a liquidated amount to reimburse the Operator for its actual home office overhead and general and administrative expenses of its conduct of Operations, and which shall be in lieu of any management fee: five percent (5%) of Allowable Costs during the Exploration Period (including the Initial Contribution Period but subject to the limits provided in Section 3.1.2(2) of the Limited Liability Company Agreement and two percent (2%) of Allowable Costs during the Development Period and the Mining Period. Under no circumstances shall the administrative charge in any Contract Year exceed $1,000,000 and there shall be no "carry forward" or "carry back" from one Contract Year to another.

          The term "Allowable Costs" as used in this Section 2.12 shall mean all charges to the Company Account except: (i) the administrative charge defined in this Section 2.12; (ii) depreciation, depletion or amortization of tangible or intangible assets; (iii) charges for real property rentals and royalties; and
(iv) labor and labor overhead as referred to in Section 2.2.

          The following representative list of items comprising the Operator's home office expenses are expressly covered by the administrative charge provided in this Section 2.12 to the extent incurred for the necessary and proper conduct of the Operations:

          2.12.1 Administrative supervision, which includes services rendered by officers and directors of the Operator for Operations, except to the extent that such services represent a direct charge to the Company Account, as provided for in Section 2.2;

          2.12.2 Accounting, billing and record keeping in accordance with governmental regulations and the provisions of the Agreement, and preparation of reports;


                                EXHIBIT B, PAGE 4

          2.12.3 Handling of any tax matters, including any protests, except any outside professional fees;

          2.12.4 Routine legal services by the Operator's legal staff (both inside and outside); and

          2.12.5 Rentals and other charges for records and storage space, telephone service and office supplies.

     2.13 Fines and Penalties. Fines, penalties, and other costs imposed for violation of, or compliance with, federal, state, and local laws incurred in connection with the conduct of operations, unless caused by the willful misconduct or gross negligence of the Operator.

     2.14 Environmental Compliance Fund. Costs of reasonably anticipated Environmental Compliance which, on a Program basis, shall be determined by the Management Committee and shall be based on proportionate contributions in an amount sufficient to establish a fund, which through successive proportionate contributions during the term of this Agreement, will pay for ongoing Environmental Compliance conducted during Operations and which will aggregate the reasonably anticipated costs of mine closure, post-Operations Environmental Compliance and Continuing Obligations.

     2.15 Other Expenditures. Any reasonable direct expenditure, other than expenditures covered by the foregoing provisions, incurred by the Operator for the necessary and proper conduct of Operations.

                 ARTICLE 3. BASIS OF CHARGES TO COMPANY ACCOUNT

     3.1 Purchases. Materials, equipment, machinery and supplies ("Materials") purchased and services procured shall be charged at prices paid by the Operator after deduction of all discounts actually received. The Operator shall maintain reasonable inventory levels adequate to sustain Operations in accordance with the guidelines set by the Management Committee.

     3.2 Material Furnished by the Operator. At its discretion, the Operator may furnish Material from the Operator's stock under the following conditions:

          3.2.1 New Material (Condition"A"). New material transferred from the Operator's properties shall be priced f.o.b. the nearest reputable supply store or railway receiving point, where like Material is available, at current replacement cost of the same kind of Material (hereafter "New Price").


                                EXHIBIT B, PAGE 5

          3.2.2 Used-Material (Condition "B").

               (1) Material in sound and serviceable condition and suitable for reuse without reconditioning shall be classified as Condition "B" and priced at fair market value.

               (2) All charges to the Company Account for used Material shall be separately identified in sufficient detail to provide for reasonable review of such items.

               (3) Charges to the Company Account for used Material in excess of $25,000 (U.S.) per item shall be subject to prior review and approval by the Management Committee.

     3.3 Premium Prices. Whenever Material is not readily obtainable at prices specified in Sections 3.1 and 3.2, the Operator may charge the Company Account for the required Material on the basis of the Operator's direct cost and expenses incurred in procuring such Material; provided, however, that prior notice of the proposed charge is given to the Management Committee, whereupon any Member shall have the right, by notifying the Operator within 10 days of the delivery of the notice from the Operator, to furnish at the usual receiving point all or part of its share of Material suitable for use and acceptable to the Operator. If a Member so furnishes Material in kind, the Operator shall make appropriate credits to its account.

     3.4 Warranty of Material Furnished by the Operator and Members. Neither the Operator nor any Member warrants the Material furnished beyond any dealer's or manufacturer's warranty.

                         ARTICLE 4. DISPOSAL OF MATERIAL

     4.1 Disposition Generally. The Operator shall have no obligation to purchase a Member's interest in Material. The Management Committee shall determine the disposition of major items of surplus Material; provided, however, that the Operator shall have the right to dispose of normal accumulations of junk and scrap Material either by transfer to the Members as provided in Section
4.2 or by sale. The Operator shall credit the Members in proportion to their Participating Interest for all Material sold under this Article 4.

     4.2 Division in Kind. Division of Material in kind between the Members shall be in proportion of their respective Participating Interests, and corresponding credits shall be made to the Company Account.

     4.3 Sales. Sales of Material to third parties shall be credited to the Company Account at the net amount received. Any damages or claims by the Purchaser shall be charged back to the Company Account if and when paid.


                                EXHIBIT B, PAGE 6

                      ARTICLE 5. BASIS OF PRICING MATERIAL
                        TRANSFERRED FROM COMPANY ACCOUNT

     5.1 New Price. The term "New Price" as used in this Article 5 shall have the same --------- meaning given in Article 3.

     5.2 New Material. New Material (Condition "A") procured for the Company Account but never used shall be priced at 100 percent of current New Price (plus applicable transfer taxes, if any).

     5.3 Good Used Material. Good used Material (Condition "B") in sound and serviceable condition, suitable for reuse without reconditioning shall be priced at fair market value.

     5.4 Transfers to Operator. No Material shall be transferred to the Operator without prior approval of the Management Committee.

     5.5 Major Transfers. Disposition of Material with a fair market value in excess of $10,000 (US) shall be subject to prior approval of the Management Committee.

                             ARTICLE 6. INVENTORIES

     6.1 Periodic Inventories. At reasonable intervals, but not less than once a year, inventories shall be taken by the Operator, which shall include all such Material as is ordinarily considered controllable by operators of mining properties. A copy of each inventory shall be given to each Member within 30 days of completion.

     6.2 Reconciliation and Adjustment of Inventories. Within a reasonable time after each inventory, Operator shall prepare a reconciliation of inventory with charges to the Joint Account and a list of overages and shortages, and shall submit the list to the Management Committee. Inventory adjustments shall be made by the Operator to the Company Account for overages and shortages. The Operator shall be held accountable to the Venture only for shortages due to Operator's lack of reasonable diligence.


                                EXHIBIT B, PAGE 7

                                    EXHIBIT C
                                    ---------

                                 TAX PROVISIONS
                                 --------------



                          ARTICLE 1. TAX MATTERS MEMBER

     1.1 Designation. Each Member designates the Operator, as designated from time to time pursuant to Article VI and other provisions of the Agreement, as the Tax Matters Member for the purpose of Sections 6221 through 6232 of the Internal Revenue Code of 1986, as amended (the "Code") and any similar state statute. The Tax Matters Member shall prepare and file federal and state income tax returns on behalf of the Partnership. The Operator shall act as Tax Matters Member so long as that Member is the Operator or until replaced as Tax Matters Member by unanimous vote of the Management Committee, whichever is earlier. In the event of a change in the Tax Matters Member, the Member serving as Tax Matters Member at the end of a taxable year shall continue as Tax Matters Member with respect to all matters concerning such year.

     1.2 Information Submission and Review. Each Member agrees to timely furnish to the Tax Matters Member such information as it may have that is required for proper preparation of returns. The Tax Matters Member shall prepare and timely file federal and state income tax returns for the Company and shall use its best efforts in doing so. Prior to filing Company returns, the Tax Matters Member shall submit to each Member for comment and approval a copy of the Company return no later than 45 days before the due date, including any extensions of time to file such return. Approval of the Company return shall not be withheld without reasonable cause. Absence of a negative response within 30 days of receipt by a Member shall conclusively be deemed to be consent by that Member to the return as prepared. The Members shall furnish such information (including, without limitation, information specified in Section 6230(e) of the Code) as the Tax Matters Member may reasonably request to permit it to provide the Internal Revenue Service sufficient information to allow proper notice to the Members in accordance with Section 6223 of the Code. The Tax Matters Member shall keep each Member informed of all administrative and judicial proceedings for adjustment at the Company level of Company items in accordance with Section 6223(g) of the Code.

     1.3 Inconsistent Treatment. Unless otherwise agreed in writing by the Management Committee, no Member shall file a statement identifying an inconsistency in the treatment on its return with the treatment of a Company item on the Company return or elect to have Section 6222(b)(2) of the Code apply. Each Member shall give prompt notice to the other Member of any correspondence or communication to or from taxing authorities regarding any aspect of the Company or its Operations.

     1.4 Extensions. The Tax Matters Member shall not agree to an extension of the period of limitation for making assessments as provided under Section 6229(b)(1)(B) of the Code

                                EXHIBIT C, PAGE 1
without first obtaining the written consent of the other Member. Any Member, with respect to itself only, may agree to an extension of the period of limitation for making assessments as provided under Section 6229(b)(1)(A) of the Code.

     1.5 Request for Administrative Adjustments. No Member shall file, pursuant to Section 6227 of the Code, a request for administrative adjustment of Company items for any taxable year without first notifying all other Members. If all other Members agree with the requested adjustment, the Tax Matters Member shall file a request for administrative adjustment on behalf of the Company. If unanimous consent is not obtained within 30 days, or within the period required to timely file the request for administrative adjustment, if shorter, any Member, including the Tax Matters Member, may file a request for administrative adjustment on its own behalf.

     1.6 Judicial Proceedings. Any Member intending to file a petition under Sections 6226, 6228 or other sections of the Code with respect to any Company item or other tax matters involving the Company, shall notify the other Members of such intention and the nature of the contemplated proceeding. If the Tax Matters Member is the Member intending to file such petition, the notice shall be given within a reasonable time to allow the other Members to participate in choosing the forum in which such petition will be filed. If the Members do not agree on the appropriate forum, it shall be decided by majority vote. Each Member shall have a vote in accordance with its Participating Interest. If a majority cannot agree, the Tax Matters Member shall choose the forum. If any Member intends to seek review of any court decision rendered as a result of a proceeding instituted under the preceding part of this Section 1.6, such Member shall notify the other Members of its intended action.

     1.7 Settlements. The Tax Matters Member shall not bind any other Member to a settlement agreement without first obtaining the written concurrence of any such Member. Any other Member who enters into a settlement agreement with respect to any Company items, as defined by Section 6231(a)(3) of the Code, shall notify the other Members of such settlement agreement and its terms within 90 days after the settlement.

     1.8 Fees and Expenses. Any Member may engage legal counsel, certified public accountants, or others on its own behalf and at its sole cost and expense. Any reasonable item of expense, including but not limited to fees and expenses for legal counsel, certified public accountants, and others, that the Tax Matters Member incurs on behalf of the Company in connection with any return, audit, assessment, litigation, or other proceeding regarding any Company item shall constitute proper charges to the Company Account and shall be borne by the Members as any other direct charge to the Company Account pursuant to the Agreement; provided, however, that the foregoing is subject to such approvals of the Management Committee and budget requirements as are required in the Agreement.

     1.9 Survival. The provisions of this Article 1, including but not limited to the obligation to pay fees and expenses contained in Section 1.8, shall survive dissolution of the Company or termination of any Member's interest in the Company and shall remain binding on

                                EXHIBIT C, PAGE 2
the Members for a period of time necessary to resolve with the Internal Revenue Service, the Department of the Treasury and any state agency any and all matters regarding federal or state income taxation of the Company for the tax year(s) in which such Member was a member in the Company

                            ARTICLE 2. TAX ELECTIONS

     2.1 Entity Created for Tax Purposes. The Members recognize and intend that the Agreement creates a limited liability company for federal and state income tax purposes, and no Member shall elect to be, or to have the arrangement evidenced by the Agreement and this Exhibit, excluded from application of any provisions of Subchapter K of the Code, or any equivalent state income tax provision.

     2.2 Tax Matters Member's Elective Authority. The Tax Matters Member shall make the following elections on behalf of the Company under the Code and the regulations adopted thereunder and any similar state statutes:

          2.2.1 To adopt the calendar year as the annual accounting period and taxable year pursuant to Section 706(b)(1) of the Code.

          2.2.2 To adopt the accrual method of accounting;

          2.2.3 To deduct currently all development costs to the maximum lawful extent as provided in Section 616 of the Code, subject to the provisions of
Section 291 of the Code;

          2.2.4 To compute cost recovery deductions using the most rapid permissible method;

          2.2.5 To amortize start-up expenditures, if any, over a 60-month period in accordance with Section 195(c) of the Code and any similar state statutes;

          2.2.6 To treat advance royalties as deductions from gross income for the year paid or accrued to the extent permitted by law;

          2.2.7 To apply, under Section 754 of the Code, the special basis adjustment rules of Sections 734(b) and 743(b) of the Code, if a Member requests that such an election be made. Such election shall be filed with the first return for any taxable year in which there has been a transfer of all or a portion of a Member's interest in the Company; and

          2.2.8 To make additional elections as may be approved by the Management Committee that will provide accuracy in the returns or minimize the tax liability of one Member without increasing the tax liability of the other Member.


                                EXHIBIT C, PAGE 3

                           ARTICLE 3. CAPITAL ACCOUNTS

     3.1 Capital Accounts. A separate account shall be established and maintained for each Member in accordance with Treas Reg ss. 1.704-1(b)(2)(iv) (a "Capital Account"). Such Capital Account shall be increased by (i) the amount of money contributed by the Member to the Company, (ii) the fair market value (as agreed upon by the Members) of property contributed by the Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to pursuant to the provisions of Section 752 of the Code), and (iii) allocations to the Member of Company income and gain (or items of income and gain), including income and gain exempt from tax, and shall be decreased by (iv) the amount of money distributed to the Member by the Company, (v) the fair market value of property distributed to the Member by the Company (net of liabilities secured by such distributed property that the Member is considered to assume or take subject to pursuant to the provisions of Section 752 of the Code), (vi) allocations to the Member of expenditures of the Company not deductible in computing its taxable income and not properly chargeable to a capital account, and (vii) allocations to the Member of Company loss and deduction (or items of loss and deduction), excluding items described in (vi) above and percentage depletion to the extent it exceeds the adjusted tax basis of the depletable property to which it is attributable (taking into account the provisions of Section 3.2 below).

     3.2 Revaluations. The Capital Accounts of the Members shall reflect the fair market value of property in all events in which reflection of such value is permissible or required under Treas Reg ss. 1.704-1(b)(2)(iv)(d) or (f). In the event that the Capital Accounts of the Members are, in accordance with the preceding sentence, computed with reference to a book value of any Asset that differs from its adjusted tax basis then the Capital Accounts shall be adjusted for depreciation, depletion, amortization, and gain or loss as computed for book purposes with respect to such Asset in accordance with Treas Reg ss. 1.704-1(b)(2)(iv)(g). Revaluation shall be computed using the procedure described in the last sentence of Section 5.1.

     3.3 Transfer of Interest. If any interest in the Company is transferred in accordance with the terms of the Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest, except as provided in Treas Reg ss. 1.704-1(b)(2)(iv)(1).

     3.4 Compliance with Regulations. The foregoing provisions, and other provisions of this Exhibit relating to maintenance of Capital Accounts and allocation of income, gain, loss, deduction, and credit, are intended to comply with Treas Reg ss. 1.704-1(b), and shall be interpreted and applied in a manner consistent with that Regulation. If the Management Committee determines by unanimous vote that it is prudent to modify the manner in which Capital Accounts, or any debits or credits thereto, are computed in order to comply with Treas Reg ss. 1.704-1(b), the Management Committee may make such modification, provided that the modification is not likely to have a material effect on the amount distributable to any Member upon liquidation of the Company pursuant to
Article 5.


                                EXHIBIT C, PAGE 4

                             ARTICLE 4. ALLOCATIONS

     The Members further agree that all items of income, gain, loss, deduction and credit shall, subject to Article 5, be allocated as follows:

     4.1 Expenditures, Costs and Expenses. Expenditures (but not expenditures that are reflected in improvements subject to allowances for depreciation under
Section 167 of the Code) and all other classes of costs and expenses (including delay or other rentals, royalties, bonuses and other payments attributable to the Company that are necessary to acquire and maintain any interest in property) of the Company, including expenditures of the Company described in Section 705(a)(2)(B) of the Code, shall be allocated to each Member in accordance with its respective contribution to such costs, expenses and expenditures.

     4.2 Depreciation and Loss. Except as provided in Section 4.10, depreciation and loss with respect to a depreciable Asset shall be allocated among the Members in accordance with their respective contributions to the original basis of the Asset that gives rise to the depreciation or loss deduction and to the original basis of any improvement to any such Asset.

     4.3 Depletion and Loss. Except as provided in Section 4.10, cost depletion and any loss with respect to a depletable property (as defined in Section 614 of the Code) shall be allocated to the Members in accordance with their respective contributions to the adjusted basis of the depletable property. Percentage depletion under Section 613 of the Code shall be allocated (i) in the same manner as cost depletion to the extent it does not exceed cost depletion and
(ii) to the extent percentage depletion exceeds cost depletion, to the Members in the same proportion as their distributive share of gross income from-the depletable property (as determined under Section 613(c) of the Code) for the year in which such depletion is allowable.

     4.4 Other Deductions and Losses. Except as provided in Section 4.10, all deductions and losses not described in Sections 4.1 through 4.3 above shall be allocated among the Members in accordance with their respective contributions to the costs producing each such deduction or to the adjusted basis of the Asset producing each such loss.

     4.5 Distributed Property. All unrealized income, gain, deduction or loss associated with Products or other property distributed in kind to any Member shall be reflected in the Capital Accounts of the Members as if such Products or other property had been sold by the Company for fair market value, as agreed by the Members.

     4.6 Gain on Depreciable Assets. Except as provided in Section 4.10, any gain recognized on sale or other disposition of a depreciable Asset shall be allocated (i) to the extent such gain does not exceed the amount of depreciation claimed with respect to such Asset, to the Members in proportion to the amount of such depreciation previously allocated to, or claimed by, them, and (ii) to the extent of any remaining gain to the Members in accordance with their Participating Interests.


                                EXHIBIT C, PAGE 5

     4.7 Exploration Recapture and Depletion Disallowances. Any recapture of exploration expenses under Section 617(b)(1)(A) of the Code, and any increase in taxable income realized by reason of the disallowance of depletion under Section 617(b)(1)(B) of the Code, shall be allocated to the Members in the same manner as the related exploration expenses or depletion deductions were allocated.

     4.8 Other Income and Gain. Except as provided in Section 4.10, all other items of income and gain (including any unrealized income or gain from distribution of Products) shall be allocated to the Members in accordance with their Participating Interests; provided however, that if, after allocations required by Sections 4.1 through 4.7 and 4.10, the Capital Accounts of the Members do not bear the same relationship to each other as do their Participating Interests, then gain and income (other than any unrealized income or gain from distribution of Products) shall be allocated to the deficient Member as necessary to cause the Capital Accounts of the Members to bear the same relationship to each other as do their Participating Interests.

     4.9 Credits. All tax credits shall be allocated to the Members in proportion to their Participating Interests at the time the credit is allowed. Any credit recapture shall be allocated to the Members in the same proportion as the related credit was allocated.

     4.10 Section 704(c) of the Code. In accordance with Section 704(c) of the Code, income, gain, loss and deductions with respect to property contributed to the Company by a Member or with respect to property reflected in Capital Accounts pursuant to Section 3.2 at a value other than its adjusted basis for tax purposes shall, solely for tax purposes, be allocated among the Members so as to take account of the variation between the basis of the property to the Company and its fair market value at the time of contribution or revaluation.

     4.11 Respective Contributions. In determining a Member's respective contribution to a cost or expense in any year, all Members shall be considered to contribute to each class of cost or expense in the same proportion that the funds contributed by a Member for that year bear to the funds contributed by all Members for that year. Payments made with income of the Company shall be considered as funded with contributions by each Member equal to the product of its Participating Interest and such payments. Costs or expenses paid with proceeds of Company borrowing shall be considered as funded with contributions by each Member equal to the product of the amount of the borrowing and that Member's Participating Interest at the time of the borrowing.

     4.12 Minimum Gain Chargeback. Notwithstanding anything in Article 4 of this Exhibit C to the contrary, if there is a net decrease in Company minimum gain for a Company taxable year, then each Member shall be allocated items of income and gain for such year (and if necessary for subsequent years) in proportion to, and to the extent of, an amount equal to the greater of (i) the portion of such Member's share of the net decrease in Company minimum gain during such year that is allocable to the disposition of Company property subject to one or more nonrecourse liabilities of the Company, or (ii) the deficit balance in such Member's capital account at the end of such year. Further, if there is a net decrease during a Company taxable

                               EXHIBIT C, PAGE 6
year in the minimum gain attributable to a Member's nonrecourse debt, then any Member with a share of the minimum gain attributable to such debt at the beginning of such year shall be allocated items of income and gain in accordance with Treas Reg 1.704-1T(b)(4)(iv)(h)(4). This Paragraph 4.12 is intended to comply with the minimum gain chargeback requirement of Treas. Reg. 1.704-1T(b)(4)(iv)(e) and (h) and shall be interpreted consistently therewith.

     4.13 Curative Allocations. The allocation set forth in Paragraph 4.12 is intended to comply with certain requirements of Treas. Reg. 1.704-1T(b)(4). Paragraph 4.12 may not be consistent with the manner in which the Members intend to divide Company distributions. Accordingly, the Operator is authorized by this Paragraph 4.13 to divide other allocations of profits, losses, and other items among the Members so as to prevent Paragraph 4.12 from distorting the manner in which Company distributions will be divided among the Members pursuant to this Exhibit C. In general, the Members anticipate that this will be accomplished by specifically allocating other profits, losses, and items of income, gain, loss, and deduction among the Members so that the net amount of the allocations pursuant to Paragraph 4.12 and such special allocations to each Member is zero. However, the Operator shall have discretion to accomplish this result in any reasonable manner.

                        ARTICLE 5. TERMINATION PROCEDURE

     If the Company or a Member's interest in the Company is "liquidated" within the meaning of Treas Reg ss. 1.704-1(b)(2)(ii)(g) then, notwithstanding any other provision of this Exhibit to the contrary, the following steps shall be taken:

     5.1 Actual and Hypothetical Gain or Loss. The Capital Accounts of the Members shall be adjusted to reflect any gain or loss realized by the Company or that would be realized by the Company if the Assets had been sold at their fair market value at the time of liquidation as follows: If the Capital Accounts of the Members do not bear the same relationship to each other as do their Participating Interests, then (i) income and gain shall be allocated to deficient Members as necessary to cause the Capital Accounts of the Members to bear the same relationship to each other as do their Participating Interests; and (ii) any remaining gain or income and all losses shall be allocated to the Members in accordance with Participating Interests. The fair market value of the Assets shall be determined by the Members; provided, however, that if the Members fail to agree on the fair market value of any Asset, its fair market value shall be determined in accordance with Section 6.2. Notwithstanding the foregoing, if the liquidation occurs during the Initial Contribution Period, and there is a distribution of property to Pegasus pursuant to Section 3.2 and
Section 13.4, then any unrealized gain or loss arising by reason of such transfer and subject to Section 4.5 of this Exhibit C (taking into account the provisions of Section 3.2 of this Exhibit C) shall be allocated to Pegasus and reflected in its Capital Account. For purposes of this Section 5.1, allocations shall be considered to be made first from actual income or gain to the extent of such income or gain and then from hypothetical income or gain to the extent of such income or gain.


                                EXHIBIT C, PAGE 7

     5.2 Deficit Restoration. Following the adjustments described in Section 5.1, any Member with a negative balance in its Capital Account or, in the case of liquidation of the interest of a Member without liquidating the Company, that Member, shall contribute the amount of cash to the Company necessary to eliminate any deficit balance in its Capital Account. Such contribution shall be made by the end of the taxable year in which the liquidation occurs (or, if later, within 90 days after the date of such liquidation).

     5.3 Liquidations After the Initial Contribution Period. Following the adjustments described in Sections 5.1 and 5.2, if the liquidation occurs after the Initial Contribution Period and Capital Account balance of any Member (stated as a percentage of the Capital Account balances of all Members) is not equal to the Member's Participating Interest, then any Member whose Capital Account balance is less than its Participating Interest shall have the option, but not the obligation, exercisable within 30 days after determination of final Capital Account balances and before distribution of Assets in kind, to contribute a sufficient amount of cash to the Company to cause its Capital Account balance and Participating Interest to be in parity.

     5.4 Distribution of Assets. After making the foregoing adjustments and contributions, in the case of actual liquidation of the Company, the net proceeds of liquidation of the Assets or, if applicable, the Assets themselves shall be distributed and applied by the Company in the following order of priority:

          5.4.1 To payment of debts and liabilities of the Company other than debts to the Members;

          5.4.2 To payment of debts and liabilities of the Company to the Members;

          5.4.3 To payment of expenses of liquidation;

          5.4.4 To establishment of any reserves that the Members may agree are reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company; and

          5.4.5 To the Members to the extent of any positive balances in their Capital Accounts, in accordance with Treas Reg ss. 1.704-1(b).

     In the case of liquidation of the interest of a Member without liquidating the Company, after making the adjustments and contributions required by Sections
5.1 and 5.2 and allowed by Section 5.3, Assets or the net proceeds of liquidation of Assets shall be distributed to the liquidated Member in an amount equal to that Member's positive Capital Account balance, if any, in accordance with Treas Reg ss. 1.704-1(b). Assets distributed to the Members pursuant to this Section 5.4 shall be deemed to have a fair market value equal to the value assigned to them pursuant to Section 5.1. In case of actual liquidation of the Company, unless the Members expressly agree otherwise, each Member shall receive an undivided interest in each and every

                                EXHIBIT C, PAGE 8

Asset determined by the ratio of the amount of that Member's Capital Account to the total of all Members' Capital Accounts.

                              ARTICLE 6. CONFLICTS

     6.1 Conflicts with Agreement. In the event of a conflict or inconsistency, whether it be direct or indirect, between the terms and conditions of this Exhibit and the terms and conditions of any other Article of the Agreement or any Exhibit attached thereto, the terms and conditions of this Exhibit shall govern and control.

     6.2 Fair Market Value. If the Members are unable to agree upon the fair market value of Assets for any purpose of this Exhibit, then they shall select a qualified appraiser who shall determine fair market value. If the Members are unable to agree upon an appraiser for this purpose, then each shall choose an appraiser and the chosen appraisers shall agree upon a third, who shall determine fair market value for purposes of this Exhibit.

                            ARTICLE 7. DEFINED TERMS

     7.1 Meaning of Capitalized Terms. Capitalized terms used in this Exhibit that are not defined in this Exhibit shall have the meaning given such terms in the Agreement to which this Exhibit is attached.


                                EXHIBIT C, PAGE 9

                                   EXHIBIT "D"

            TO THE LIMITED LIABILITY COMPANY AGREEMENT ("Agreement")
                                DATED _____, 1997
                                 BY AND BETWEEN
                  PEGASUS GOLD INTERNATIONAL, INC. ("Pegasus")
                                       AND
                          MINERA ANDES ("Minera Andes")

                            Net Profits Royalty Deed
                            ------------------------


     THIS DEED (the "Deed") is entered into and made effective this ____ day of _______, 199__ (the "Effective Date"), by Arroyo Verde Company, a Washington limited liability company (the "Company"), and ________________________, a ______________ corporation ("Grantee").

     1. Conveyance of Royalty Interest. Pursuant to Section 4.7 of the Limited Liability Company Agreement dated ____________, 19__ (the "Agreement"), and in consideration of Grantee's relinquishment of its Participating Interest in the Company, the Company grants and conveys unto Grantee a Net Profits Royalty as more particularly described below. Capitalized terms not otherwise defined in this Deed shall have the meanings assigned to them in the Agreement.

     2. No Covenant to Explore or Produce. The nature, location, conduct and extent of the Company's investigation, exploration, examination, development, working, mining, milling or other beneficiation operations on the Property, if any, and the cessation and resumption of such activities, shall be at the sole discretion of the Company. The Members agree that the valuable consideration given for this Deed is in lieu of any express or implied covenant of diligent development or any other implied covenant applicable to this Deed. A default by the Company in payment of the Net Profits Royalty shall not work a rescission of this Deed.

     3. Net Profits Royalty.

          3.1 Net Profits Royalty. The Company agrees to pay Grantee a production royalty equal to ten percent (10%) of the Net Profits (the "Net Profits Royalty") from the Sale or Deemed Sale of Mineral Products mined and sold from the Property. All gold and silver ore mined and removed from the Property may be processed first into dore' by heap leaching, milling or any other method generally accepted in the mining industry now or in the future, or may be sold to any third party as raw ore or concentrates. If gold and silver dore' are produced by the Company, then the dore' shall be processed into Refined Material either in the Company's own facilities or through any commercially reasonable custom refining contract. The Net Profits Royalty on Mineral Products other than gold and silver that are processed into

                                EXHIBIT D, PAGE 1

Refined Material before sale (including without limitation gold or silver ore sold raw or as concentrates) shall be based upon Payments received by the Company for the Sale of such Mineral Product. The Net Profits Royalty on gold and silver processed into Refined Material shall be based upon the Deemed Payments received for the Deemed Sale of Refined Material. The Net Profits Royalty shall not apply to any Mineral that is used or consumed on the Property.

          3.2 Definitions. For the purpose of calculating the Net Profits
Royalty:

               (a) "Deductions" shall mean:

                    (1) All costs and expenses mining and processing Mineral Products including without limitation the capital cost of production facilities and the cost of replacing, expanding, modifying, altering or changing such facilities from time to time at the discretion of the Company. Costs and expenses of improvements (such as haulage ways or mill facilities) that are also used in connection with workings other than the Properties shall be charged to the Properties only in the proportion that their use in connection with the Properties bears to their total use.

                    (2) ad valorem real property and personal property taxes, and all taxes, other than income taxes, applicable to the Assets and the Operations, including without limitation all mining taxes, sale taxes, employment taxes, severance taxes, royalties, license fees and governmental levies of a similar nature.

                    (3) all expenses incurred relative to the sale of Mineral Products, including without limitation ore treatment costs, charges, penalties, or refining charges and all umpire charges, whether such charges or penalties are made by the Company, the purchaser of the Product or a third party; all transportation, storage and insurance costs incurred in connection with the transportation of the Mineral Products from the mine to a mill or other treatment facility and from such facility to the place and time of a final Sale or Deemed Sale, and any commissions paid on the Sale of such Mineral Products.

                    (4) all amounts payable to the Operator of the Company as compensation for services.

                    (5) the actual cost of investment incurred by the nonwithdrawing Member prior to the beginning of Mining which shall include all expenditures for Exploration and Development of the Property incurred by the nonwithdrawing Member subsequent to the withdrawing Participant acquiring a Net Profits Royalty interest.

                    (6) interest on moneys borrowed or advanced (the term "advanced" shall also include internal funds utilized by the Company in lieu of borrowed funds) for costs and expenses subsequent to the withdrawing Participant acquiring this Net Profits Royalty, at an annual rate equal to five (5) percentage points over the prime rate in effect from

                                EXHIBIT D, PAGE 2
time to time for commercial loans quoted by the Bank of America, at its main branch in San Francisco, California, to its most creditworthy customers, but in no event in excess of the maximum permitted by law.

                    (7) an allowance for reasonable working capital and inventory.

                    (8) an allowance for reasonably anticipated reclamation costs.

                    (9) an allowance for overhead expenditures in accordance with generally accepted accounting procedures.

     It is intended that the nonwithdrawing Member shall recoup from net cash flow all of its contributions for Exploration, Development, Mining, and marketing Mineral Products before any Net Profits Royalty are distributed to any person holding a Net Profits Royalty interest. No deduction shall be made for income taxes, depreciation, amortization or depletion. If in any year after the beginning of Mining an operating loss relative is incurred, the amount of such operating loss shall be considered as and be included with outstanding costs and expenses and carried forward in determining Net Profits Royalty for subsequent periods. If the Company Operator causes any processing, refining, handling or sales of Mineral Products to be performed by an Affiliate of the Operator, the cost of such services, for the purpose of calculating Deductions shall not be more than Operator would have paid a nonaffiliated third party for such services.

               (b) "Deemed Payments" shall mean the Fair Market Value of Refined Material upon a Deemed Sale of refined gold and silver mined from and attributable to the Property;

               (c) A "Deemed Sale" shall occur upon the deposit of Refined Material mined from and attributable to the Property into the Company's consignment account by a refiner;

               (d) "Fair Market Value" of Refined Material mined from and attributable to the Property shall be determined on a unit basis as follows:

                    (i) Refined gold bullion shall be valued on the basis of the average of the daily London Bullion Brokers Second Gold Fixing for the five
     (5) business days prior to the deposit of the bullion into the Company's account at the refiner's place of business;

                    (ii) Refined silver bullion shall be valued on the basis of the average of the daily Handy & Harman Noon Silver Quotation for the five
     (5) business days prior to the deposit of the bullion into the Company's account at the refiner's place of business.


                                EXHIBIT D, PAGE 3

               (e) "Minerals" means all minerals and mineral resources of any kind or nature.

               (f) "Mineral Products" means all materials and ores on or in the Property which contain Minerals and which are sold, processed or refined for their Mineral content and all products derived from such processing or refining including without limitation dore bullion, precipitates and concentrates of Minerals.

               (g) "Net Profits" shall mean Payments plus Deemed Payments minus Deductions;

               (h) "Payments" shall mean the gross amount of payments received by the Company from the Sale of Mineral Products mined and Sold from and attributable to the Property other than Refined Material (excluding profits or proceeds of futures contracts, forward sales, hedging or any other similar marketing mechanism);

               (i) "Refined Material" shall mean gold and silver mined and removed from and attributable to the Property and refined to final gold and silver bullion standards of at least 99.95 percent pure gold and 99.9 percent pure silver; and

               (j) A "Sale" of Mineral Products, other than Refined Material, shall occur upon the passing of title from the Company in conjunction with the physical delivery of the Mineral Products to a buyer.

          3.3 Payment. The Net Profits Royalty shall be paid to Grantee quarterly within 30 days after the end of each calendar quarter in which the relevant Net Profits are realized. Payments or tenders of royalties may be made by mailing or delivering cash, or the Company's bank draft or wire transfer, to Grantee's agent on or before the date for payment. Payment shall be accompanied by a settlement sheet indicating the calculation of the Net Profits Royalty by the Company, and stating the number of units of Mineral Products Sold, or Deemed Sold, the Payments or Deemed Payments received and the amount of Deductions. Each settlement sheet provided by the Company shall be deemed correct and binding upon Grantee unless the Company receives a written objection from Grantee within one year after the Company's payment under this Section 3.3.

          3.4 Futures Contracts. The Company shall have no duty to account to Grantee, and Grantee shall have no interest or right of participation in, any profits or proceeds of futures contracts, forward sales, hedging or any other similar marketing mechanism employed by the Company or its affiliates with respect to any Minerals produced from the Property. The Net Profits Royalty shall be based solely on the Payments or Deemed Payments received for Mineral Products produced and sold from and attributable to the Property. The Company shall have no duty to fulfill any futures contracts, forward sales, hedging or other contracts that the Company or any of its affiliates may hold with Mineral Products from the Property.


                                EXHIBIT D, PAGE 4

          3.5 Payment in Kind. The Company shall have the right to pay any Net Profits Royalty due to Grantee in kind by directing a refiner to deposit into a separate consignment account, in Grantee's name, an amount of refined gold or silver equal in value to the Net Profits Royalty owed. The value of gold or silver shall be Fair Market Value as of the date of payment.

          3.6 Sampling. No Net Profits Royalty will be due on any Minerals extracted or removed from the Property for the purposes of sampling, testing, analysis or evaluation in order to determine Mineral values and metallurgical properties of such Minerals.

          3.7 Payment. Payments shall be made directly to the Member in question.

          3.8 The Company's Taxpayer I.D. Nos. For the purposes of reporting to the Internal Revenue Service payments made by the Company to Grantee, Grantee's Taxpayer I.D. or Social Security No. is as follows:
_____________________________________ ------------------------------.

          3.9 No Obligation to Produce. The Company shall have no obligation, express or implied, to explore for or to produce any Mineral Product from the Property, nor, if the Company is producing gold and silver, to sell or save any substance other than gold and silver; provided, however, that the Company shall not receive any Payment or Deemed Payment from the Sale or Deemed Sale of any Mineral Product removed from the Property without payment to Grantee of royalties contemplated by this Deed. If the Company stockpiles upon other lands any Minerals produced from and attributable to the Property, the rights and liens of Grantee in and to such Minerals stockpiled on other lands shall not be divested, but shall be the same in all respects as though such materials have been stockpiled on the Property. If the other lands are not owned by the Company, the Company shall obtain from the owners of the other lands a properly executed instrument under which the owners of the other lands recognize the interests and liens Grantee in and to ore and Minerals produced from the Property prior to any such stockpiling.

          3.10 Sales to Affiliates. If Mineral Products other than Refined Materials mined from and attributable to the Property are Sold to any Affiliate of the Company, then the Payments received by the Company shall be deemed to be no less than the Fair Market Value of such Mineral Products.

          3.11 Commingling. The Company may commingle ore from the Property with ore from property owned by third persons, provided that commingling occurs only after the Company has measured and sampled the ore in accordance with sound mining and metallurgical practices for moisture and gross recoverable mineral or metal content and assayed the samples to determine the percentage of recoverable Mineral content or other methods consistent with generally accepted industry standards. The Company shall keep accurate records showing weights, percentage of moisture and gross recoverable Mineral content of the ore or other records consistent with generally accepted industry standards. Mineral value shall be

                                EXHIBIT D, PAGE 5
allocated between the Grantee's ore and other ore on the basis of gross recoverable Mineral content or other allocations consistent with generally accepted industry standards. The Company may use any procedures acceptable in the mining and metallurgical industry which the Company believes to be accurate and cost-effective for the type of mining and processing activity being conducted, and the Company's choice of such procedures shall be final and binding on Grantee. In addition, comparable procedures may be used by the Company to apportion among the commingled ores any penalty charges imposed by the refiner on commingled ores or concen trates.

          3.12 Assignment of Royalty. Grantee agrees that it will not make or accept any bona fide offer to sell or otherwise assign or transfer any interest in the royalty interest described in this Deed without first offering to sell or otherwise assign or transfer such rights to the Company on the same terms and conditions or on cash-equivalent terms and conditions. Grantee will give notice of any such offer to the Company in writing identifying the proposed purchaser and specifying the terms of the offer in full, and Grantee will keep such offer open for acceptance by the Company for at least 30 days from its receipt by the Company. If the Company fails to give notice of its acceptance of the offer within such 30-day period, Grantee will be free to make or accept such offer (or any like offer more favorably to Grantee) to such identified purchaser for a period of 90 days. Any proposed assignment or transfer after such 90-day period shall once again be subject to the rights of the Company as specified in this paragraph.

     4. Inspection. The Company agrees to keep full, true and accurate accounts showing the tonnages and all shipments and Sales or Deemed Sales of all Mineral Products mined from and attributable to the Property and all receipts in connection with such Sales or Deemed Sales. Said accounts and receipts may be inspected by Grantee once annually at any reasonable time, and in a reasonable manner so as to not unreasonably interfere with the Company's operations after Grantee has given the Company five (5) days written notice of the date of such inspection. In addition, Grantee may visit and inspect the Property at any reasonable time after five (5) business days written notice of the date of such inspection, at Grantee's sole risk and expense, in a reasonable manner so as to not unreasonably interfere with the Company's operations. The Company may require Grantee's representatives to execute waivers releasing the Company from liability for personal injury while on the Property. Grantee shall indemnify and hold the Company, its Members, and their respective owners, directors, officers, employees and agents harmless for all damages arising out of any death, personal injury or property damage sustained by Grantee, its officers, directors, employees or other agents while in or upon the Property, unless such death, injury or damage arises solely as a result of the Company's gross negligence or willful misconduct.

     5. Lesser Interest. If it is determined by a court of competent jurisdiction or by binding agreement that the Company owned, on the date of this Deed a lesser interest in the Property or in the Minerals and Mineral Products contained in any portion of the Property than the interest shown on attached Appendix I for reasons other than the gross negligence or willful misconduct of a Member of the Company other than the Grantee, then each and every sum

                                EXHIBIT D, PAGE 6
otherwise payable to Grantee under the Net Profits Royalty provisions above shall be multiplied by a fraction, the numerator of which is the percentage interest in the Property or in the Minerals and Mineral Products owned by the Company and the denominator of which is the percentage interest in such portion of the Property or in the Minerals and Mineral Products from such portion of the Property shown on attached Appendix I. Failure of the Company to timely reduce any royalties or payments shall not impair the Company's right to subsequently make such reductions.

     6. Notices. All notices provided for in this Deed shall be in writing and delivered personally or by courier, or by electronic transmission or by certified mail, and shall be deemed given upon actual receipt by the addressee, as shown by certified mail or courier receipt or electronic confirmation of transmission, to the following addresses (unless otherwise changed by written notice of the parties):

To the Company:


To the Grantee:

     7. Notice of Assignment. No change in ownership of Grantee's royalty interest shall be binding on the Company until after the Company has been given notice consisting of certified copies or documents necessary to establish a complete chain of title from Grantee in compliance with Argentinean law. No other type of notice, whether actual or constructive, shall be binding on the Company, and the Company may continue to make payments as if no change had occurred. No present or future division of Grantee's ownership as to all or any part of said lands shall enlarge the obligations or diminish the rights of Grantee, and the Company may disregard any such division.

     8. Further Assurances. Grantee agrees to execute, or provide such further assurances as may be reasonably requested by the Company, whenever requested to do so by the Company.

     9. Applicable Law. This Deed shall be construed in accordance with and governed by the laws of the State of Washington and the United States.



                                EXHIBIT D, PAGE 7

          The Members have executed this instrument, by duly authorized officer, as of the Effective Date.

                                       The Company:





                                       By:_________________________________



                                       Grantee



                                       By:_________________________________


[acknowledgments]

                                EXHIBIT D, PAGE 8

                                    EXHIBIT E

                     ARROYO VERDE PROJECT, CHUBUT ARGENTINA
                         EXPLORATION PROGRAM AND BUDGET
                              YEAR ONE (1997-1998)


     The first year planned exploration program at Arroyo Verde comprises a systematic evaluation in three phases. Allowances for flexibility in the work plan are assumed depending upon the results and interpretations developed in each phase. Work totaling $397,725 is planned as outlined below:

PHASE I

Detailed geologic mapping, re-logging drill cuttings and orientation geophysical and geochemical studies.
Duration: 3 months
Projected expenditure: $48,300

PHASE II

Grid survey, geophysical and geochemical surveys.
Duration: 2 months
Projected expenditure: $119,300

PHASE III

2,000 meter reverse-circulation drilling program
Duration: 2.5 months
Projected expenditure: $230,125


                                EXHIBIT E, PAGE 1


                 PHASE I: DETAILED MAPPING, ORIENTATION SURVEYS

-------------------------------------------------------------------------------
   Description                    Rate          Amount        Cost
   -----------                    ----          ------        ----
-------------------------------------------------------------------------------

Geologist                      $275/day        75 days       $20,625
-------------------------------------------------------------------------------
4WD Vehicle                   1,100/month     2.5 months       2,750
-------------------------------------------------------------------------------
Fuel                           $0.25/km        5,000 km        1,250
-------------------------------------------------------------------------------
Food/Supplies                   $15/day        75 days         1,125
-------------------------------------------------------------------------------
Lodging/Food                    $70/day        75 days         5,250
-------------------------------------------------------------------------------
Field Supplies                                                   800
-------------------------------------------------------------------------------
Phone, Miscellaneous                                             500
-------------------------------------------------------------------------------
Maps, Reproduction                                             2,000
-------------------------------------------------------------------------------
Geophysics Orientation Survey                                  8,000
-------------------------------------------------------------------------------
Geochemistry Orientation Survey                                4,000
-------------------------------------------------------------------------------
Land and Legal                                                 2,000
-------------------------------------------------------------------------------
PHASE 1 TOTAL                                                $48,300
-------------------------------------------------------------------------------



                                EXHIBIT E, PAGE 2


           PHASE II: GRID SURVEYS, GEOPHYSICAL AND GEOCHEMICAL SURVEYS

-------------------------------------------------------------------------------
   Description                    Rate          Amount        Cost
   -----------                    ----          ------        ----
-------------------------------------------------------------------------------
Geologist                       $275/day         50 days       $13,750
-------------------------------------------------------------------------------
2 Samplers                      $75/day          40 days         3,000
-------------------------------------------------------------------------------
Surveying                                        1,500 ha       10,000
-------------------------------------------------------------------------------
Two 4WD Vehicles              $1,100/month       2 months        4,400
-------------------------------------------------------------------------------
Fuel                            $0.25/km         5,000 km        1,250
-------------------------------------------------------------------------------
Food/Lodging                    $75/day          200 days       15,000
-------------------------------------------------------------------------------
Field Supplies                                                   1,000
-------------------------------------------------------------------------------
Phone, Misc.                                                       500
-------------------------------------------------------------------------------
Maps, Reproduction                                               2,000
-------------------------------------------------------------------------------
Geophysics (method to be                                        50,000
decided)
-------------------------------------------------------------------------------
Biogeochemistry                $21/sample      400 samples       8,400
-------------------------------------------------------------------------------
Enzyme Leach                   $25/sample      400 samples      10,000
-------------------------------------------------------------------------------
Land and Legal                                                   5,000
-------------------------------------------------------------------------------
PHASE II TOTAL                                                $119,300
-------------------------------------------------------------------------------

                                EXHIBIT E, PAGE 3



                        PHASE III: DRILLING--2,000 METERS

-------------------------------------------------------------------------------
   Description                    Rate          Amount        Cost
   -----------                    ----          ------        ----
-------------------------------------------------------------------------------
Geologist                       $275/day           75 days       $20,625
-------------------------------------------------------------------------------
Jr. Geologist                   $100/day           60 days         6,000
-------------------------------------------------------------------------------
Drilling                       $50/meter         2,000 meters    100,000
-------------------------------------------------------------------------------
Two 4WD Vehicles              $1,100/month        2.5 months       5,500
-------------------------------------------------------------------------------
Fuel                            $0.25/km         6,000 km X 2      3,000
-------------------------------------------------------------------------------
Food/Lodging                    $75/day          6 X 60 days      27,000
-------------------------------------------------------------------------------
Drill Supplies                                                     2,000
-------------------------------------------------------------------------------
Assays                         $25/sample       1,400 samples     35,000
-------------------------------------------------------------------------------
Dozer                                                             10,000
-------------------------------------------------------------------------------
Mobe/Demobe                                                        6,000
-------------------------------------------------------------------------------
Environmental Report                                               5,000
-------------------------------------------------------------------------------
Land and Legal                                                    10,000
-------------------------------------------------------------------------------
PHASE III TOTAL                                                 $230,125
-------------------------------------------------------------------------------


                                         TOTAL FOR 1997 - 1998: $397,725

                                EXHIBIT E, PAGE 4